UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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OUR BRANDS:

Arctic Freeze AUTO A/C RECHARGE
Tuff Stuff
Kit
CALIFORNIA scents
Bahama & Co.
A/C PRO
EVEREADY
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DRVN
EAGLE ONE
Refresh your car
LEXOL TRUSTED SINCE 1933
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Energizer Holdings, Inc.

2025

PROXY STATEMENT AND ANNUAL REPORT

A LETTER TO OUR SHAREHOLDERS
December 12, 2025
Dear Shareholder:
On behalf of the Board of Directors and our senior management team, we are pleased to invite you to attend Energizer’s Annual Meeting of Shareholders on Friday, January 30, 2026 at 8:00 a.m. CT at www.virtualshareholdermeeting.com/ENR2026. To enable shareholder participation from any location, the 2026 Annual Meeting will be held exclusively online.
In fiscal year 2025, we delivered a healthy topline and record earnings despite a challenging macroeconomic environment. We took steps to reshape our operational footprint, earned Production Credits, and made strategic investments across the business, all of which contributed to a new, elevated earnings base. We also optimized our network and executed targeted pricing actions to mitigate the impacts of tariffs and preserve our margin profile. We remained focused on generating shareholder returns, returning $177 million to our shareholders, repurchasing four million shares, and improving our overall capital debt structure.
We are also proud of our strong innovation pipeline with a robust lineup of new products designed to drive category growth. Our continued investment in innovation will continue to reinforce our leadership position across the Batteries & Lights and Auto Care segments.
Looking ahead, we are committed to building on the progress made in 2025. While we expect to continue to navigate near-term volatility, we believe the actions we are taking will accelerate our performance as the year progresses and support the delivery of long-term value to our shareholders, including share price improvement over time as these actions are realized in our financial results.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote your proxy on the Internet, by telephone, or if this Proxy Statement was mailed to you, by completing and mailing the enclosed traditional proxy card. Please review the instructions on the proxy card or the electronic proxy material delivery notice regarding each of these voting options.
We thank you for the opportunity to continue serving you and Energizer.

Patrick J. Moore Independent Chairman	Mark S. LaVigne President and Chief Executive Officer

NOTICE OF 2026 ANNUAL SHAREHOLDERS’ MEETING

DATE Friday, January 30, 2026

TIME 8:00 a.m., Central Time

HOW TO ATTEND
To provide opportunity for increased shareholder and employee attendance, the 2026 Annual Shareholders’ Meeting will be virtual and held online via a live audio webcast at www.virtualshareholdermeeting.com/ENR2026. Please see our Proxy Statement for additional information regarding accessing the meeting.

RECORD DATE November 25, 2025

AVAILABILITY OF MATERIALS
Our Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.* We commenced mailing and are making available this Proxy Statement on December 12, 2025.
* Web links throughout this document are provided for convenience only. Information from the Energizer website is not incorporated by reference into this proxy statement.

YOUR VOTE IS IMPORTANT
To make sure your shares are represented, please cast your vote as soon as possible in one of the following ways:

INTERNET Vote online at www.proxyvote.com.

TELEPHONE Vote by phone by calling (800) 690-6903.

MAIL If you have received a printed version of these proxy materials, you may vote by mail.

AT THE MEETING See our Proxy Statement for additional details on how to attend.
ITEMS OF BUSINESS
1.Election of the 10 director nominees named in this Proxy Statement
2.Ratification of the selection of our independent registered public accounting firm for fiscal 2026
3.Non-binding, advisory vote to approve executive compensation

The Board recommends that you vote “FOR” each director nominee included in Proposal 1 and “FOR” Proposals 2 and 3. The full text of these proposals is set forth in the accompanying Proxy Statement.
Further information on the process for, and deadlines applicable to, voting, attending the meeting and appointing a proxy is set forth in “Additional Information—Voting Procedures” in the Proxy Statement.
By order of the Board of Directors,
KATHRYN A. DUGAN
General Counsel and Corporate Secretary
December 12, 2025

Energizer Holdings, Inc. 2025 Proxy Statement i

1	PROXY SUMMARY
1	Corporate Governance Highlights
2	Board Composition
3	Board Nominees
4	Compensation Highlights
6	CORPORATE GOVERNANCE
7	Board Leadership Structure
8	Committee Composition
10	Management Succession Planning
11	Board and Committee Evaluations
11	Director Succession Planning Process
13	Shareholder Engagement
13	Board Oversight of Strategy
14	Board Oversight of Risk
15	Code of Conduct
16	Communicating Concerns to the Board
17	BOARD OF DIRECTORS
17	Director Nomination
17	Criteria, Qualifications, Experience and Independence
20	Proposal 1: Election of Directors
20	Information about Nominees
26	Director Attendance
26	Director Compensation
28	AUDIT COMMITTEE MATTERS
29	Proposal 2: Ratification of Selection of our Independent Registered Public Accounting Firm
29	Audit Committee Pre-Approval Policy
30	Audit Committee Report
31	Proposal 3: Advisory Vote to Approve Executive Compensation
32	EXECUTIVE COMPENSATION
32	Compensation Discussion and Analysis
45	Human Capital Committee Report
46	Executive Compensation Tables
56	CEO Pay Ratio
57	Pay Versus Performance
61	ADDITIONAL INFORMATION
61	Stock Ownership Information
63	Equity Compensation Plan Information
63	Delinquent Section 16(a) Reports
63	Certain Relationships and Related Transactions
65	Voting Procedures
67	Householding
67	Other Business
67	Shareholder Proposals for the 2027 Annual Shareholders’ Meeting
68	Cautionary Statement Regarding Forward-Looking Statements
A-1	Appendix A: Non-GAAP Financial Measures

FREQUENTLY ACCESSED INFORMATION
29	Auditor Fees
7	Board Leadership Structure
56	CEO Pay Ratio
36	Clawback Policy
26	Director Attendance
20	Director Nominee Information
37	Executive Compensation Peer Group
36	Hedging and Pledging Prohibition
37	Independent Compensation Consultant
14	Risk Oversight
13	Strategy Oversight
62	Stock Ownership of Executives and Directors
11	Succession Planning — Directors
10	Succession Planning — Executive Officers
46	Summary Compensation Table

FREQUENTLY USED TERMS & ABBREVIATIONS
2020 Plan	Energizer Holdings, Inc. Omnibus Incentive Plan
2023 Plan	Energizer Holdings, Inc. 2023 Omnibus Incentive Plan
ASC	Accounting Standards Codification
ESG	Environmental, Social and Governance
FASB	Financial Accounting Standards Board
NEOs	Named Executive Officers
NYSE	New York Stock Exchange
PCAOB	Public Company Accounting Oversight Board
PEO	Principal Executive Officer
PEP	Pension Equity Plan
PPMA	PensionPlus Match Account
PSU	Performance Share Units
PwC	PricewaterhouseCoopers LLP
RSU	Restricted Stock Units
SEC	Securities and Exchange Commission
Spin-Off	Spin-off of Energizer from its former parent company in July 2015

PROXY SUMMARY

CORPORATE GOVERNANCE HIGHLIGHTS
Energizer has a history of strong corporate governance. We believe good governance is critical to achieving long-term shareholder value. We are committed to governance practices and policies that serve the long-term interests of the Company and its shareholders.
The following table summarizes some of Energizer’s corporate governance practices and policies:

ACCOUNTABILITY
✓Annual election of directors
✓Directors are elected by majority vote
✓Resignation policy in the event that a director fails to receive a majority vote
✓All directors attended more than 75% of Board and Committee meetings
✓Limit on director membership on other public company boards
INDEPENDENCE AND COMPOSITION
✓Independent Chairman appointed by independent directors
✓9 of our 10 director nominees are independent
✓Executive sessions held by independent directors at each Board and Committee meeting
✓Average tenure of 7.8 years, reflecting a balanced approach of newer perspectives and experienced directors

ETHICS AND COMPLIANCE
✓Robust Code of Conduct, Corporate Social Policy, and Supplier Code of Conduct
BEST PRACTICES
✓Annual Board and committee evaluations, including peer feedback, resulting in enhancements to Board and committee composition and practices
✓Robust CEO and senior management succession and development plans
ALIGNMENT WITH SHAREHOLDERS
✓Meaningful stock ownership guidelines
✓Prohibition on hedging, pledging or short sale transactions in Company stock
OVERSIGHT
✓The full Board oversees corporate strategy including the Company’s overarching ESG strategy
✓Committees help oversee enterprise risks, including environmental and cybersecurity (Audit Committee); human capital management, culture (Human Capital Committee); and governance strategy (Nominating and Governance Committee)

Energizer Holdings, Inc. 2025 Proxy Statement 1

PROXY SUMMARY	TABLE OF CONTENTS
BOARD COMPOSITION
Our current directors possess broad expertise, skills, experience, backgrounds and perspectives that will continue to facilitate the strong oversight and strategic direction required to govern the Company’s business and strengthen and support senior management. As illustrated below, our current directors include individuals with expertise in fields that align with the Company’s business and long-term strategy and reflect a mixture of tenures that allows for both new perspectives and continuity.

AVERAGE TENURE IS 7.8 YEARS

AVERAGE AGE IS 63 YEARS OLD

2 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY
BOARD NOMINEES

NAME	POSITION	AGE	TENURE	COMMITTEE MEMBERSHIP
Patrick J. Moore	Independent Chairman, Energizer Holdings, Inc.	71	10 years	—
Cynthia J. Brinkley	Retired Chief Administrative and Markets Officer, Centene Corporation	66	10 years	Human Capital (Chair); Nominating and Governance
Rebecca D. Frankiewicz	President and Chief Strategy Officer, ManpowerGroup	54	6 years	Audit; Human Capital
Kevin J. Hunt	Retired Chief Executive Officer and President, Ralcorp Holdings, Inc.	74	10 years	Finance and Oversight (Chair); Human Capital
James C. Johnson	Retired General Counsel, Loop Capital Markets LLC	73	10 years	Nominating and Governance (Chair); Audit
Mark S. LaVigne	President and Chief Executive Officer, Energizer Holdings, Inc.	54	5 years	Finance and Oversight
Donal L. Mulligan	Retired Executive Vice President and Chief Financial Officer, General Mills, Inc.	64	4 years	Audit; Finance and Oversight
Nneka L. Rimmer	Retired President, Global Flavors & Extracts, McCormick & Company	54	7 years	Human Capital; Nominating and Governance
Delaney Steele	Executive Vice President, Ross Stores	48	—	To be assigned
Robert V. Vitale	President and Chief Executive Officer, Post Holdings, Inc.	59	8 years	Audit (Chair); Finance and Oversight

Energizer Holdings, Inc. 2025 Proxy Statement 3

PROXY SUMMARY	TABLE OF CONTENTS
COMPENSATION HIGHLIGHTS
PAY FOR PERFORMANCE PHILOSOPHY
Our compensation philosophy is to pay for performance over the long term, as well as on an annual basis. Our executive compensation program provides a mix of salary, incentives, and benefits paid over time to align executive officer and shareholder interests. A majority of total variable compensation granted to our named executive officers is in the form of three-year cliff vesting equity-based awards, further encouraging long-term growth.
Based on shareholder input and our Board’s assessment of our executive compensation program, pay components are largely unchanged from prior years. However, we continue to modernize our approach to severance, retirement and change of control provisions through updates to our policies.
The Human Capital Committee determined the following fiscal 2025 compensation for Mr. LaVigne:
•Total compensation, inclusive of base salary and equity-based incentives, of $11 million
•70% of Mr. LaVigne’s total compensation is variable and directly linked to company performance
•75% of Mr. LaVigne’s equity-based incentives is performance restricted stock units based on sustained three-year cumulative performance of key metrics (adjusted EPS and relative total shareholder return)

SAY ON PAY
Shareholders continued to show strong support for our executive compensation programs, with 96.7% of the votes cast for the approval of the “Say on Pay” proposal at our 2025 Annual Shareholders’ Meeting.
96.7% Approval in 2025

70% OF TOTAL COMPENSATION IS PERFORMANCE-BASED
COMPENSATION PRACTICES
Our Human Capital Committee believes that a well-designed, consistently applied compensation program is fundamental to the long-term creation of shareholder value. The following table summarizes highlights of our compensation practices that drive our executive officer compensation program.

✓	Align executive compensation with shareholder returns through performance-based equity incentive awards	✓	Double-trigger for compensation payments under our change of control employment agreements

✓	Include caps on individual payouts in short- and long-term incentive plans	✓	Clawback policy and restrictions on hedging and pledging

✓	Use appropriate peer groups when setting compensation	✓	Conduct an annual compensation risk review and assessment

✓	Balance short-term and long-term incentives	✓	Robust stock ownership requirements

		✓	Conduct an annual Say on Pay advisory vote

4 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY
OUR COMPANY
OUR PURPOSE
Energizer is driven by our purpose to responsibly create products to make lives easier and more enjoyable. By living our culture of winning together, while serving each other, with a willingness to act boldly, all while doing right, we drive an atmosphere in which colleagues feel proud to work for Energizer.
SUSTAINABILITY
Around the world, we aim to deliver results while protecting the environment, supporting the communities where we operate, and creating a safe, fair, and inclusive environment for our colleagues.
We have committed to sustainability at the highest levels of the Company. Energizer’s Board of Directors oversees our overarching ESG strategy and the Board committees provide further support and oversight. Specifically, the Audit Committee oversees the environmental aspects of the program, the Human Capital Committee oversees the social aspects of the program, and the Nominating and Governance Committee oversees the governance aspects of the program. In addition, a cross-functional management Sustainability team leads the day-to-day efforts to prioritize resources, coordinate across businesses and functions, and engage internal and external stakeholders.
Energizer met or exceeded two of its three core sustainability goals by ensuring that 100% of new products undergo a sustainability assessment and increasing the recycled content in our packaging by 53%, well over the goal of 30% by 2030. Energizer is 70% of the way towards its goal to reduce greenhouse gas emissions in our operations by 30% by 2030 and is evaluating future sustainability goals based on the results of its double materiality assessment conducted in 2024.
FOR MORE INFORMATION
Please see Energizer’s 2025 Sustainability Report available on our website at www.energizerholdings.com/sustainability and the “Human Capital Resources” section in our most recent Annual Report on Form 10-K.

Energizer Holdings, Inc. 2025 Proxy Statement 5

CORPORATE GOVERNANCE

The Board of Directors is responsible for providing governance and oversight over the strategy, operations and management of Energizer. The primary mission of the Board is to represent and protect the interests of our shareholders. The Board oversees our senior management, to whom it has delegated the authority to manage the day-to-day operations of the Company. During fiscal 2025, Energizer’s Board held seven meetings.
The Board has adopted Corporate Governance Principles, Committee charters and a Code of Conduct which, together with our Bylaws and Articles of Incorporation, form the governance framework for the Board and its Committees. The Board regularly (and at least annually) reviews its Corporate Governance Principles and other corporate governance documents and from time to time revises them when it believes it serves the interests of the Company and its shareholders to do so and in response to changing regulatory and governance requirements and best practices. The Corporate Governance Principles and Committee charters are available on our website at https://investors.energizerholdings.com/corporate-governance.
The following sections provide an overview of our corporate governance structure, including director independence and other criteria we use in selecting director nominees, our Board leadership structure and the responsibilities of the Board and each of its committees.
CORPORATE GOVERNANCE PRACTICES
We are committed to governance policies and practices that serve the interests of the Company and its shareholders. Over the years, our Board has evolved our practices in the interests of our shareholders. Our governance practices and policies include the following, among other things:

Independent, Effective Board Oversight	•Independent Board Chair
•All committee chairs are independent
•9 of 10 director nominees are independent
•All members of our Audit, Human Capital and Nominating & Governance Committees are independent
•Board oversight and ongoing engagement with senior management on key issues, including information security, culture, human capital management, pay equity, ESG and political contributions
•Executive sessions are held at all Board and committee meetings
•The compensation consultant retained by the Human Capital Committee is independent of the Company and management
•Annual Board and committee evaluations, including peer feedback
•CEO conducts one-on-one meetings with each director at least annually
•Director orientation and continuing education programs for directors

Board Composition	•Commitment to Board refreshment—adopted a mandatory retirement policy
•Average tenure of 7.8 years
•All candidates are evaluated and considered based on a variety of characteristics, including backgrounds, qualifications, experiences, and expertise, as well as needed board skills and our membership criteria

6 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	CORPORATE GOVERNANCE

•Clear membership criteria for all directors, including integrity, independence, energy, forthrightness, analytical skills and commitment to devote the necessary time and attention to the Company’s affairs

•Overboarding policy to ensure that directors are able to discharge their duties, taking into account principal occupations, memberships on other boards and attendance. The Company’s overboarding policy is set forth in our Corporate Governance Principles, available on our website at https://investors.energizerholdings.com/corporate-governance. All directors are in compliance with Energizer’s overboarding policy

Shareholder Rights	•All directors are elected annually
•Directors are elected by majority vote
•Resignation policy in the event that a director fails to receive a majority vote
•Right to call a special meeting

Director Access	•Directors have ability to engage outside experts and consultants and to conduct independent reviews
•Directors have significant interaction with senior business leaders and access to other colleagues

Governance Best Practices	•Share ownership requirements for directors and executive officers
•Mandatory director retirement age of 75

BOARD LEADERSHIP STRUCTURE
Our Board considers the appropriate leadership structure for the Company and has concluded that the Company and its shareholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board. This flexibility allows the Board to use its considerable experience and knowledge to elect a qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman and Chief Executive Officer roles when appropriate. Currently, we have an Independent Chairman of the Board. The roles of Chairman and Chief Executive Officer have been separate positions since 2015. Our Chief Executive Officer has primary responsibility for the operational leadership and strategic direction of the Company, while our Independent Chairman facilitates our Board’s independent oversight of management.

INDEPENDENT CHAIRMAN DUTIES
Mr. Moore currently serves as Independent Chairman of the Board. Key responsibilities include:
•Calling meetings of the Board and independent directors
•Chairing executive sessions of the independent directors
•Acting as a liaison between the independent directors and the Chief Executive Officer
•Influencing Board culture

•Setting the Board meeting agendas, as well as assuring that there is sufficient time for discussion of agenda items, in consultation with the other directors, the Chief Executive Officer and the Corporate Secretary

•Providing input as to the content, quality, quantity and timeliness of information prepared by Company management for the board
•Acting as an advisor to the Chief Executive Officer
•Leading the annual self-assessment of the Board
•Overseeing the process for Chief Executive Officer succession and leading, at least annually, the Board’s discussion of Chief Executive Officer succession planning
•Available to engage with key shareholders, as appropriate

Energizer Holdings, Inc. 2025 Proxy Statement 7

CORPORATE GOVERNANCE	TABLE OF CONTENTS
COMMITTEE COMPOSITION
Our Board has the following four committees: (1) Audit, (2) Human Capital, (3) Finance and Oversight, and (4) Nominating and Governance. The membership and the function of each of the Board committees are described below. Each of the committees operates under a written charter adopted by the Board. The Board reviews director committee membership in January and expects to appoint Ms. Steele, a new nominee to the Board of Directors, to one or more committees during its January 2026 meeting, subject to her election to the Board by shareholders.

Audit Committee

Members:
Rebecca D. Frankiewicz
James C. Johnson
Donal L. Mulligan
Robert V. Vitale (Chair)
Meetings in Fiscal 2025: 5
The Board has determined that each member of the Audit Committee is independent within the meaning of Energizer’s independence standards and applicable NYSE and SEC rules and regulations.
Mr. Vitale and Mr. Mulligan are audit committee financial experts.

•Reviews internal auditing, accounting, financial reporting, internal control and risk management functions
•Responsible for engaging and supervising our independent accountants, resolving differences, if any, between management and our independent accountants regarding financial reporting, pre-approving all audit and non-audit services provided by our independent accountants, and establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters
•Reviews (i) management’s programs to identify, assess, manage, and mitigate significant enterprise risks of the Company, including both strategic and operational risks, and (ii) the Company’s risk management structures and practices, including cybersecurity
•Exercises oversight of the Company’s compliance and internal audit programs, with direct access to management
•Oversees the environmental aspects of the Company’s ESG program

Finance and Oversight Committee
Members: Kevin J. Hunt (Chair) Mark S. LaVigne Donal L. Mulligan Robert V. Vitale Meetings in Fiscal 2025: 4	•Reviews our financial condition, objectives and strategies; and our acquisitions and other major transactions, including capitalization and debt and equity offerings, and capital expenditures
•Reviews our annual business plan
•Makes recommendations to the Board concerning financing requirements, our share repurchase program and dividend policy, foreign currency management and pension fund performance
•Reviews casualty and liability insurance programs and requirements
•Reviews performance of defined benefit plan investment managers and trustees and the investment objectives

8 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	CORPORATE GOVERNANCE

Human Capital Committee
Members:
Cynthia J. Brinkley (Chair)
Rebecca D. Frankiewicz
Kevin J. Hunt
Nneka L. Rimmer
Meetings in Fiscal 2025: 5
The Board has determined that each member of the Human Capital Committee is independent within the meaning of Energizer’s independence standards and applicable NYSE and SEC rules and regulations.
Compensation Committee Interlocks and Insider Participation
No member of the Human Capital Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no member of the Human Capital Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC.
•Oversees the Company’s culture, including the social aspects of the Company’s ESG program
•Reviews human capital management and related policies and procedures, and the consistency of such policies and procedures with the Company’s core values
•Reviews and approves the Company’s executive compensation philosophy and its programs, policies and practices and oversees compensation and benefits risks
•Reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines and approves the Chief Executive Officer’s compensation

•Administers our equity plans and grants equity-based awards, including establishing criteria for performance-based awards and certification of their achievement, under the plan
•Administers and approves performance-based awards under our executive officer bonus plan
•Oversees the development of succession plans for the Chief Executive Officer and other senior management
•Monitors management compensation and benefit programs and reviews principal employee relations policies
•Assists the Board in reviewing the results of any shareholder advisory votes, or responding to other shareholder communications, that relate to executive officer compensation, and considers whether to make or recommend adjustments to the Company’s policies and practices as a result of such votes or communications

•Reviews a report from management regarding potential material risks, if any, created by the Company’s compensation policies and practices

Nominating and Governance Committee
Members:
Cynthia J. Brinkley
James C. Johnson (Chair)
Nneka L. Rimmer
Meetings in Fiscal 2025: 4
The Board has determined that each member of the Nominating and Governance Committee is independent within the meaning of Energizer’s independence standards and applicable NYSE and SEC rules and regulations.

•Reviews, approves and recommends for Board consideration director candidates based on the director selection guidelines, and advises the Board with regard to the nomination or appointment of such director candidates

•Periodically reviews and makes recommendations to the Board regarding the appropriate size, role and function of the Board
•Develops and oversees a process for an annual evaluation of the Board and its committees
•Recommends to the Board, as appropriate, the number, type, functions, and structure of committees of the Board, and the Chair of each such committee
•Develops, updates as necessary and recommends to the Board corporate governance principles and policies
•Oversees the Company’s governance strategy matters, including the governance aspects of the Company’s ESG program
•Administers our stock ownership guidelines
•Conducts the annual self-assessment process of the Board and its committees

Energizer Holdings, Inc. 2025 Proxy Statement 9

CORPORATE GOVERNANCE	TABLE OF CONTENTS
MANAGEMENT SUCCESSION PLANNING
One of the Board’s primary responsibilities is to oversee the development of executive-level talent to successfully execute the Company’s strategy. Management succession is regularly discussed by the independent directors in executive session and with the Chief Executive Officer. The Board reviews candidates for all senior executive positions to confirm that qualified successor-candidates are available for all positions and that development plans are being used to strengthen the skills and qualifications of successor-candidates.
Our Independent Chairman oversees the process for the Chief Executive Officer succession and leads, at least annually, the Board’s discussion of Chief Executive Officer succession planning. Our Chief Executive Officer reviews development plans for successors of the other senior management roles with the Board. Directors engage with potential Chief Executive Officer and executive officer talent at Board and committee meetings and in less formal settings to enable directors to personally assess candidates. The Board reviews management succession in the ordinary course of business as well as contingency planning.

Interaction with executive officers at Board and committee meetings and other Board events, including annual strategy planning meeting	Thorough succession planning meeting with the Human Capital Committee at least annually

The Human Capital Committee monitors career development of executive officers	The Chief Executive Officer reviews performance of executive officers with the Human Capital Committee

10 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	CORPORATE GOVERNANCE
BOARD AND COMMITTEE EVALUATIONS
The Board and each committee conduct an annual self-evaluation to assess effectiveness and consider opportunities for improvement. The self-evaluation process is managed by the Nominating and Governance Committee. The Independent Chairman of the Board as well as each committee chair leads the Board and committee in a robust assessment on an annual basis.

ANNUAL PROCESS INITIATION	>	The Nominating and Governance Committee initiates the annual assessment process for the Board, committee, and individual director evaluations.

WRITTEN QUESTIONNAIRES	>
After review and approval by the Nominating and Governance Committee, written questionnaires are sent to all directors, focusing on:
•Effectiveness of the Board’s leadership and committee structure
•Quality of Board materials and agendas
•The Board’s relationship with management
•Engagement of and preparation by Board and committee members
•Board and committee composition and succession planning
•Board and committee culture and dynamics, including the effectiveness of discussion and debate at meetings
•Peer feedback for each individual director.

REVIEW	>	The Nominating and Governance Committee Chair and Independent Chairman review the directors’ responses to the Board questionnaire and the individual director evaluations. Each committee chair reviews the directors’ responses to the committee questionnaires.

FEEDBACK	>	The Nominating and Governance Committee Chair and Independent Chairman lead a discussion with the Board and summarize the directors’ responses to the Board questionnaires. Each committee chair also leads a discussion and summarizes the committee members’ responses to the committee questionnaires. The results of any peer evaluations are considered by the Nominating and Governance Committee Chair, in consultation with the Independent Chairman, and individual director feedback is discussed with individual directors, as needed.

CONTINUOUS IMPROVEMENT	>	The Board incorporates the feedback into enhancements relating to oversight, structure, composition and meetings.

DIRECTOR SUCCESSION PLANNING PROCESS
The Nominating and Governance Committee regularly reviews the composition of the Board and its committees, including the qualifications, expertise, backgrounds and characteristics that are represented in the current Board as well as the criteria it considers needed to support Energizer’s long-term strategy. After an in-depth review of the candidates, the Nominating and Governance Committee recommends candidates to the Board in accordance with our Articles of Incorporation, Bylaws, Corporate Governance Principles and the criteria adopted by the Board regarding director candidate qualifications. After careful review and consideration, the Board will nominate candidates for election, or re-election, at our Annual Shareholders’ Meeting. The Board may appoint a director to the Board during the course of the year to serve until the next Annual Shareholders’ Meeting.
The Company’s Corporate Governance Principles provide that directors are not eligible for re-election upon reaching age 75; however, on the recommendation of the Nominating and Governance Committee, the Board may waive these requirements on an annual basis as to any director if there are unusual circumstances that warrant a waiver to retain needed continuity and expertise or for other business reasons that are in the best interests of the Company.

Energizer Holdings, Inc. 2025 Proxy Statement 11

CORPORATE GOVERNANCE	TABLE OF CONTENTS
As part of its ongoing succession planning efforts, over the course of several meetings during fiscal 2025, the Nominating and Governance Committee engaged in discussion regarding future Board and committee composition. In connection with this process, the Nominating and Governance Committee retained an independent third party to assist in identifying potential director candidates with backgrounds, skills and experiences that would enhance the Board’s overall capability to guide the Company’s strategic vision.

Board and Nominating and Governance Committee determine desired criteria, including backgrounds, skills and experience of director candidates	Director candidates identified by search firm, Board members, colleagues and shareholders	Nominating and Governance Committee evaluates candidates of interest against selection criteria, individual characteristics and qualifications

Nominating and Governance Committee Chair and the Independent Chairman conduct interviews and gather information; other Board members may also meet with candidates	Nominating and Governance Committee discusses each director candidate, evaluates potential contributions to the Board as a whole and recommends the potential candidate to the Board	The Board votes to elect director candidate based on an assessment of his or her qualifications and potential contributions to the Board

The Nominating and Governance Committee identifies potential candidates for first-time nominations as directors through various sources, including recommendations it receives from the following:
•Current and former Board members,
•Third-party search firms, and
•Shareholders, colleagues and other stakeholders.
The Nominating and Governance Committee has the authority to engage a third-party search firm to identify and provide information on potential candidates.
In 2025, consistent with the practices set forth above, the Board, acting on the recommendation of the Nominating and Governance Committee, voted to appoint Delaney Steele to the Board of Directors subject to and effective upon Ms. Steele being elected by the shareholders at this Annual Meeting. Ms. Steele was recommended to the independent search firm retained by the Nominating and Governance Committee by one of our independent directors.

12 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	CORPORATE GOVERNANCE
SHAREHOLDER ENGAGEMENT
We conduct shareholder engagement throughout the year and provide shareholders with an opportunity to cast an annual, advisory Say on Pay vote. Our historical Say on Pay results influenced our decision to maintain our approach to our executive compensation program for fiscal 2025. Last year, our shareholders overwhelmingly approved our executive compensation program. The Human Capital Committee will continue to consider shareholder feedback and the outcome of our Say on Pay votes for future compensation decisions.
We have a robust shareholder and stakeholder engagement program. Our integrated outreach team engages proactively with our shareholders and other stakeholders, including our customers, consumers, colleagues, partners and the communities in which we operate. Our outreach team monitors developments in corporate governance and social responsibility, and, in consultation with our Board, thoughtfully adopts and applies developing practices in a manner that best supports our business and our culture. We actively engage with our shareholders and stakeholders in a number of forums on a year-round basis.
During fiscal 2025, we contacted a subset of our largest institutional investors and invited them to engage in a dialogue on various governance-related topics including director commitments and Board oversight of risks. While the engagements are primarily conducted by management, Board members also participate when appropriate.

Our engagement activities have produced valuable feedback that helps inform our decisions and strategy, when appropriate.	Outreach to holders of approximately 65% OF OUR OUTSTANDING SHARES IN FISCAL 2025

BOARD OVERSIGHT OF STRATEGY
The Board is responsible for providing governance and oversight regarding the strategy, operations and management of the Company. Acting as a full Board and through the Board’s four standing committees, the Board is involved in the Company’s strategic planning process. Each year, the Board holds a strategy planning meeting during which members of senior leadership present the Company’s overall corporate strategy and seek input from the Board. At subsequent meetings, the Board continues to review the Company’s progress against its strategic plan. In addition, throughout the year, the Board will review specific strategic initiatives where the Board will provide additional oversight. The Board is continuously engaged in providing oversight and independent business judgment on the strategic issues that are most important to the Company.

Energizer Holdings, Inc. 2025 Proxy Statement 13

CORPORATE GOVERNANCE	TABLE OF CONTENTS
BOARD OVERSIGHT OF RISK
Our Board is responsible for, and committed to, the oversight of the business and affairs of our Company. In carrying out this responsibility, our Board advises our senior management to help drive long-term value creation for our shareholders and oversees management’s efforts to ensure that our expectations are appropriately communicated and embraced throughout the Company.
The Board, acting both directly and through its committees, is actively involved in oversight of the significant risks affecting our business. The Board and its committees’ risk oversight activities are informed by our management risk assessment and risk management processes. Our Board monitors our “tone at the top” and risk culture and oversees emerging strategic risks. Risk management is overseen by our Board through the Board’s committees. Each committee provides regular reports to the Board regarding matters reviewed by their committee. In particular, each committee focuses on overseeing the following areas:

BOARD

AUDIT	HUMAN CAPITAL	FINANCE AND OVERSIGHT	NOMINATING AND GOVERNANCE

•Internal auditing, accounting, financial reporting, internal control and risk management
•Management’s programs to identify, assess, manage and mitigate enterprise risks
•Compliance and internal audit programs
•Cybersecurity
•Environmental aspects of the Company’s ESG program
	•Culture, •Compensation and benefits risk •Equity incentive awards •CEO performance •CEO and senior management succession planning •Social aspects of the Company’s ESG program	•Financial condition, objectives and strategies •Insurance risk •Liquidity •Capital allocation •Capital investments •Tax structure	•Board effectiveness •Board governance practices and strategy •Director succession planning •Governance aspects of the Company’s ESG program

MANAGEMENT
The Board’s oversight role is consistent with the Company’s leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure and the Board, directly and through its committees, providing oversight in connection with those efforts, with particular focus on the most significant risks facing the Company. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and reviews those items with the Board at regularly scheduled meetings. As part of these discussions, management provides a report to the Audit Committee on information security matters quarterly with a formal presentation to the Board at least annually.

14 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	CORPORATE GOVERNANCE
The risk oversight responsibility of the Board and its committees is enabled by management evaluation and reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Management of day-to-day operational, financial, legal and compliance risks is the responsibility of the operational and executive leadership of the Company.
Management has established a comprehensive risk management process that is facilitated by our Senior Director of Internal Audit and our Associate General Counsel, Global Ethics & Compliance and includes our Global Executive Team, which consists of a cross functional team of senior leaders and executives. Semi-annually, top risks are identified, assessed and key mitigation strategies are developed by the risk owners. At least annually, the Board or relevant committee reviews the top risk areas and receives reports more regularly for certain risk areas to ensure risks are being adequately managed.
CODE OF CONDUCT
At Energizer, our culture is the foundation for all that we do, and we work hard to be the best and play by the rules, while valuing every colleague and partner that makes up our team. Our Code of Conduct is based on our Company culture and serves as the foundation for our individual actions and decisions as colleagues. Our Code of Conduct applies to all colleagues, including our Board and senior management, and we require our Board and all colleagues, including our senior management, to adhere to the Code of Conduct in discharging their work-related responsibilities and annually acknowledge their review of and compliance with the Code of Conduct. Our Code of Conduct is periodically reviewed and amended by the Board.
Our Ethics & Compliance program is directed by our Associate General Counsel, Global Ethics & Compliance, who oversees the training on and enforcement of the Code of Conduct. We provide live and web-based training on specific aspects of the Code of Conduct and specific ethics and compliance risk areas. Colleagues are expected to report any conduct they believe in good faith to be a violation of the Code of Conduct, and we do not tolerate retaliation against anyone who makes such a report. Colleagues have multiple avenues to ask questions and share concerns, including speaking with their direct supervisor, contacting Human Resources, or calling the 24/7 ethics and compliance help line staffed by an independent third party and available in several languages.
The Code of Conduct is posted on our website at https://investors.energizerholdings.com/corporate-governance. We will disclose on our website any future amendments of the Code of Conduct or any waivers granted to our executive officers from any provision of the Code of Conduct.
Our commitment to our culture will help us continue to lead in the markets where we work and make our brand globally known and respected.
We also have a Supplier Code of Conduct which sets forth our Company’s basic expectations for environmental, labor, supplier working conditions and ethical practices that suppliers are expected to meet in order to do business with our Company. We hold our suppliers to a high standard and use a risk-based approach to assess suppliers for compliance with the Supplier Code of Conduct.

Energizer Holdings, Inc. 2025 Proxy Statement 15

CORPORATE GOVERNANCE	TABLE OF CONTENTS
COMMUNICATING CONCERNS TO THE BOARD

Shareholders and other interested parties may communicate directly with our Board, any committee of our Board, any individual director (including the Independent Chairman and the committee chairs) or the non-employee directors as a group, by writing to:

Corporate Secretary Energizer Holdings, Inc. 8235 Forsyth Boulevard Suite 100 St. Louis, MO 63105

Energizer’s Corporate Secretary reviews all correspondence addressed to our directors and provides the Board with copies of all communications that deal with the functions of our Board or its committees, or that otherwise require Board attention. Concerns relating to our financial statements, accounting practices, internal controls or violations of our Code of Conduct are addressed in accordance with the procedures outlined in our Code of Conduct, which is available on our website at https://investors.energizerholdings.com/corporate-governance and are forwarded to the Chair of the Audit Committee.

16 Energizer Holdings, Inc. 2025 Proxy Statement

BOARD OF DIRECTORS

DIRECTOR NOMINATION
Energizer, a global branded consumer products company, is one of the world’s largest manufacturers and distributors of primary batteries, portable lights and auto care appearance, performance, refrigerant and fragrance products. The Nominating and Governance Committee is responsible for recommending candidates for election to our Board of Directors, consistent with the skills and experience required of the Board in exercising its oversight function and strategic priorities in addition to the requirements for membership set forth in our Corporate Governance Principles. The Board, acting on the recommendation of the Nominating and Governance Committee, voted to appoint Ms. Steele to the Board of Directors subject to and effective upon Ms. Steele being elected by the shareholders at this Annual Meeting.
We have ten nominees for the Board of Directors. All of the nominees except Ms. Steele serve on our current Board of Directors.
CRITERIA, QUALIFICATIONS, EXPERIENCE AND INDEPENDENCE

For all directors, we require integrity, energy, forthrightness, analytical skills and commitment to devote the necessary time and attention to the Company’s affairs. In evaluating the suitability of individual director candidates, our Board considers many factors, including educational and professional background; personal accomplishments; and industry experience.
Directors should be able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member, including developing and maintaining sufficient knowledge of the Company and its industries; reviewing and analyzing reports and other information important to the Board and committee responsibilities; preparing for, attending and participating in Board and committee meetings; and satisfying appropriate orientation guidelines. The Nominating and Governance Committee is also responsible for articulating and refining specific criteria for Board and committee membership to supplement the more general criteria.

KEY CRITERIA
✓Engaged
✓High personal integrity
✓Professional background and industry experience
✓Free of potential conflicts of interest
✓Willingness to challenge and stimulate management
✓Ability to devote sufficient time to serve
✓Commitment to representing the interests of all shareholders

The Board does not believe that directors should expect to be re-nominated annually. In determining whether to recommend a director for re-election, the Nominating and Governance Committee considers the director’s participation in and contributions to the activities of the Board, the results of the most recent Board self-assessment (including any peer feedback), and meeting attendance.
When the Nominating and Governance Committee recruits new director candidates, that process typically involves either a search firm or a member of the Nominating and Governance Committee contacting a prospective candidate to assess interest and availability. Candidates then meet with members of the Board and the Chief Executive Officer, and, as appropriate, with members of management. At the same time, the Committee and the search firm will contact references for the candidate. A background check is completed before a final candidate recommendation is made to the Board.

Energizer Holdings, Inc. 2025 Proxy Statement 17

BOARD OF DIRECTORS	TABLE OF CONTENTS
The Nominating and Governance Committee also considers shareholder recommendations for candidates for the Board of Directors using the same criteria described below. Additional information can be found in the section “Shareholder Proposals for the 2027 Annual Shareholders’ Meeting.”
Having an independent board is a critical element of our corporate governance. Our Corporate Governance Principles provide that a majority of our directors be independent. Our Board has adopted director independence guidelines to assist in determining each director’s independence. The guidelines either meet or exceed the independence requirements of the NYSE and SEC.
Each year, and before a new director is appointed, the Board must affirmatively determine a director has no relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Annually, each director completes a detailed questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Nominating and Governance Committee and Board with relevant known facts and circumstances of any relationship bearing on the independence of a director or nominee. The Nominating and Governance Committee then completes an assessment of each director and nominee, considering all known relevant facts and circumstances concerning any relationship bearing on the independence of a director or nominee. This process includes evaluating whether any identified relationship otherwise adversely affects a director’s independence and affirmatively determining that the director has no material relationship with the Company, another director, or as a partner, shareholder, or officer of an organization that has a relationship with the Company.
The Board has determined that all of our nominees, other than Mr. LaVigne, are independent within the meaning of Energizer’s independence standards (which may be found in our Corporate Governance Principles) and applicable NYSE and SEC rules and regulations. In connection with her nomination for election to the Board of Directors, the Board completed an independence review and determined Ms. Steele is independent within the meaning of Energizer’s independence standards and applicable NYSE and SEC rules and regulations.
The Company’s Corporate Governance Principles provide that the Board will not nominate individuals for election or re-election as directors after they have attained age 75. On the recommendation of the Nominating and Governance Committee, the Board may waive these requirements on an annual basis as to any director if there are unusual circumstances that warrant a waiver to retain needed continuity and expertise or for other business reasons that are in the best interests of the Company.

18 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	BOARD OF DIRECTORS
BOARD SKILLS AND EXPERIENCE

10

Executive Leadership Experience Significant experience leading a large organization or function such as a CEO, CFO, CAO, COO, General Counsel, Division President, or similar role.

7

Operations, Sales & Marketing Experience Experience with brand management, distribution, eCommerce, logistics, innovation, marketing, and/or sales.

7

CPG Industry Experience Experience in the consumer-packaged goods industry.

8

Global / International Experience Experience leading an organization with a global presence.

5

Financial Expertise
Proficiency in finance, capital allocation, and financial reporting processes gained from experience acting as, or actively supervising, a principal financial officer, principal accounting officer, controller, public accountant or auditor, or one or more positions that involve the performance of similar functions.

4

Legal / Compliance Experience Background in the field of law, experience with regulatory matters, risk management and/or compliance issues.

8

Human Capital Management Knowledge of executive compensation and management of human capital and succession planning gained from serving as a human resources executive or other relevant experience.

10

M&A / Corporate Strategy Experience leading business value creation through acquisitions, divestitures, and other business transactions.

10

Public Company Governance An understanding of corporate governance, public company board dynamics and processes, and shareholder relations.

7

ESG Ability to provide insight and perspective in executing against ESG priorities.

5

Technology and Information Security Knowledge of technology trends and ability to support effective oversight of our cybersecurity risks.

Energizer Holdings, Inc. 2025 Proxy Statement 19

BOARD OF DIRECTORS	TABLE OF CONTENTS

PROPOSAL 1	Election of Directors ✓ The Board recommends a vote FOR each of the nominees listed in this proposal.

Set forth in this section are each nominee’s name, age, principal occupation, business experience, and other current and prior public company directorships held during the past five years. We also discuss the qualifications and skills that led our Board to nominate each person for election as a director. All of the nominees agreed to be named in this Proxy Statement and to serve if elected.
If for some reason a nominee is unable to serve, or for good cause will not serve if elected, the proxies may be voted by the named proxies for a substitute nominee, if any, who may be designated by the Board to fill the vacancy. Alternatively, the Board may reduce its size.
INFORMATION ABOUT NOMINEES

Cynthia J. Brinkley Retired Chief Administrative and Markets Officer, Centene Corporation

Age: 66 Independent Director Energizer Committees: Human Capital Committee (Chair) Nominating and Governance Committee Other Public Company Board: •Ameren Corporation	Director Since 2015

Ms. Brinkley served in multiple leadership roles at Centene Corporation, a government services managed care company, including as its Chief Administrative and Markets Officer from 2018 until 2019. Ms. Brinkley also served as Centene Corporation’s President and Chief Operating Officer from 2017 until 2018, Executive Vice President, Global Corporate Development from 2016 until 2017 and Executive Vice President, International Operations and Business Integration from 2014 until 2016. Prior to joining Centene in 2014, Ms. Brinkley served as Vice President of Global Human Resources for General Motors from 2011 to 2013. She also held various leadership roles at AT&T, Inc., including Senior Vice President of Talent Development, Chief Diversity Officer, and President of SBC / AT&T Missouri.

Skills and Experience:
	•Executive Leadership	•Operations, Sales and Marketing	•Global / International Experience
	•Legal / Compliance	•Human Capital Management	•M&A / Corporate Strategy
	•Public Company Governance	•ESG

Ms. Brinkley brings significant experience in communications and human capital management as well as extensive experience as a senior executive at Fortune 10 and Fortune 50 companies to our Board of Directors and provides the Board with a unique perspective on high-profile issues facing our core businesses.

20 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	BOARD OF DIRECTORS

Rebecca D. Frankiewicz President and Chief Strategy Officer, ManpowerGroup

Age: 54 Independent Director Energizer Committees: Audit Committee Human Capital Committee Other Public Company Board: •None	Director since 2020

Since May 2025, Ms. Frankiewicz has served as President & Chief Strategy Officer of ManpowerGroup, Inc., a world leader in innovation workforce solutions, responsible for over $17 billion in revenue and over 29,000 employees. She previously served as the President, North America Region and Chief Commercial Officer of ManpowerGroup from June 2022 to May 2025. Prior to that, Ms. Frankiewicz served as President, North America from July 2017 to May 2022. Before joining ManpowerGroup, Ms. Frankiewicz held a variety of positions at PepsiCo between 2006 and 2017, including leading one of PepsiCo’s largest subsidiaries, Quaker Foods North America. In that role she was responsible for the $2.6 billion business, leading all functions, sales, and manufacturing. Prior to PepsiCo, Ms. Frankiewicz served as a strategic consultant at Deloitte Consulting and Andersen Consulting and began her career at Procter & Gamble Company.

Skills and Experience:
	•Executive Leadership	•Operations, Sales and Marketing	•CPG Industry
	•Global / International Experience	•Human Capital Management	•M&A / Corporate Strategy
	•Public Company Governance	•ESG

Ms. Frankiewicz’s extensive senior leadership experience advising international consumer goods companies on complex management and strategy matters provides unique perspective and expertise to the Board’s strategic planning process. Additionally, Ms. Frankiewicz’s leadership role at a leading global workforce solutions company provides the Board with insight on human capital management issues, including recruitment, retention and inclusion.

Kevin J. Hunt Retired Chief Executive Officer and President, Ralcorp Holdings, Inc.

Age: 74 Independent Director Energizer Committees: Finance and Oversight Committee (Chair) Human Capital Committee Other Public Company Board: •None	Director Since 2015

Mr. Hunt served as President and Chief Executive Officer of Ralcorp Holdings, Inc., a producer of private-brand foods and food service products, from 2012 to 2013, when it was acquired by ConAgra Foods, Inc. Prior to serving as its President and Chief Executive Officer, Mr. Hunt served as Ralcorp Holdings’ Co-Chief Executive Officer and President from 2003 to 2012 and as its Corporate Vice President from 1995 to 2003. Prior to joining Ralcorp Holdings, Mr. Hunt was Director of Strategic Planning for Ralston Purina and served in various marketing roles. Prior to Ralston Purina, Mr. Hunt was employed in various marketing and general management roles in international and domestic markets by American Home Products Corporation.

Mr. Hunt previously served as a board member for Clearwater Paper Company until his retirement in May 2025. He also previously served as a Senior Advisor to C.H. Guenther & Sons, Inc.

Skills and Experience:
	•Executive Leadership	•Operations, Sales and Marketing	•CPG Industry
	•Global / International Experience	•Financial Expertise	•Human Capital Management
	•M&A / Corporate Strategy	•Public Company Governance

As a former Chief Executive Officer and President of a NYSE-listed company, Mr. Hunt brings considerable experience to our Board and the committees on which he serves.

Energizer Holdings, Inc. 2025 Proxy Statement 21

BOARD OF DIRECTORS	TABLE OF CONTENTS

James C. Johnson Retired General Counsel, Loop Capital Markets LLC

Age: 73 Independent Director Energizer Committees: Audit Committee Nominating and Governance Committee (Chair) Other Public Company Boards: •Hanesbrands Inc. •Edgewell Personal Care Company	Director Since 2015

Mr. Johnson served as General Counsel of Loop Capital Markets LLC, a financial services firm, from 2010 until his retirement in 2014. From 1998 to 2009, Mr. Johnson served in a number of positions at The Boeing Company, an aerospace and defense firm, including serving as Vice President, Corporate Secretary and Assistant General Counsel from 2003 until 2007, and Vice President and Assistant General Counsel, Commercial Airplanes from 2007 until 2009. In 2018, Mr. Johnson completed the NACD Cyber-Risk Oversight Program and earned the CERT Certificate in Cybersecurity Oversight, demonstrating his commitment to board-level cyber-risk oversight.
Mr. Johnson previously served as a board member for Ameren Corporation until his retirement in May 2025.

Skills and Experience:
	•Executive Leadership	•Legal / Compliance	•Human Capital Management
	•M&A / Corporate Strategy	•Public Company Governance	•ESG

As a former General Counsel of a financial services firm and a former Vice President, Corporate Secretary and Assistant General Counsel of an aerospace and defense firm, Mr. Johnson provides our board with extensive executive management and leadership experience, as well as strong public company legal, compliance, and risk management skills.

Mark S. LaVigne President and Chief Executive Officer, Energizer Holdings, Inc.

Age: 54 Energizer Committee: Finance and Oversight Committee Other Public Company Board: •La-Z-Boy Incorporated	Director Since 2021

Mr. LaVigne has served as Energizer’s President since 2019 and as its Chief Executive Officer since January 2021. He previously served as Energizer's Executive Vice President and Chief Operating Officer from 2015–2019. Mr. LaVigne joined Energizer’s former parent company in 2010, as Vice President, Assistant General Counsel and Corporate Secretary, later serving as Vice President, General Counsel and Corporate Secretary during which time he led Energizer’s spin-off from our former parent company in 2015.

Prior to joining the Company, Mr. LaVigne was a partner at Bryan Cave LLP from 2007 to 2010, where he specialized in business and transactional counseling, and advised our former parent company on several strategic acquisitions.

Skills and Experience:
	•Executive Leadership	•Operations, Sales & Marketing	•CPG Industry
	•Global / International Experience	•Financial Expertise	•Legal / Compliance
	•Human Capital Management	•M&A / Corporate Strategy	•Public Company Governance
	•ESG	•Technology & Information Security

Mr. LaVigne’s long tenure at the Company and deep understanding of the consumer packaged goods industry, the Company’s businesses and his leadership role as Chief Executive Officer enable him to provide valuable contributions with respect to strategy, growth and long-range plans.

22 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	BOARD OF DIRECTORS

Patrick J. Moore Independent Chairman, Energizer Holdings, Inc.

Age: 71 Independent Director Other Public Company Board: •Archer Daniels Midland Company	Director Since 2015
Mr. Moore has served as the Chairman of Energizer’s Board of Directors since 2018. He is also President and Chief Executive Officer of PJM Advisors, LLC, a private equity investment and advisory firm. Prior to PJM, Mr. Moore served as Chairman and Chief Executive Officer of Smurfit-Stone Container Corporation, a leader in integrated containerboard and corrugated package products and paper recycling, from 2002 to 2011, when it was acquired by RockTenn Company.

During his 24-year tenure at Smurfit-Stone, Mr. Moore also served as Chief Financial Officer, Vice President—Treasurer and General Manager of Smurfit-Stone’s Industrial Packaging division. Additionally, Mr. Moore previously held positions in corporate lending, international banking, and corporate administration at Continental Bank in Chicago. He is on the board of Archer Daniels Midland Company and serves as Chairman of the Nominating and Governance Committee as well as a member of the Executive and Audit Committees.
Mr. Moore previously served as a board member for Exelis, Inc.; Rentech, Inc.; and Ralcorp Holdings, Inc.

Skills and Experience:
	•Executive Leadership	•Operations, Sales & Marketing	•Global / International Experience
	•Financial Expertise	•Legal / Compliance	•Human Capital Management
	•M&A / Corporate Strategy	•Public Company Governance	•ESG
•Technology & Information Security

Mr. Moore’s experience and financial expertise contribute to the oversight of overall financial performance and reporting by our Board as well as operational and strategic oversight.

Donal L. Mulligan Retired Executive Vice President and Chief Financial Officer, General Mills, Inc.

Age: 64 Independent Director Energizer Committees: Audit Committee Finance and Oversight Committee Other Public Company Boards: •Tennant Company •Herbalife Ltd.	Director Since 2021

Mr. Mulligan served as Chief Financial Officer of General Mills, Inc., a global manufacturer and marketer of branded consumer foods, from 2007 until his retirement in 2020. Mr. Mulligan joined General Mills in 2001 and held various senior management positions including Vice President, Financial Operations for the International division, Vice President, Financial Operations for Operations and Technology and Vice President and Treasurer. Prior to joining General Mills, Mr. Mulligan served as Chief Financial Officer, International for the Pillsbury Company from 1999 to 2001 and held various international positions with PepsiCo and YUM! Brands.

Skills and Experience:
	•Executive Leadership	•CPG Industry	•Global / International Experience
	•Financial Expertise	•M&A / Corporate Strategy	•Public Company Governance
•Technology & Information Security

Mr. Mulligan brings deep financial expertise and leadership experience in the consumer-packaged goods industry to the Board, as well as demonstrated strength in business analytics and global expansion.

Energizer Holdings, Inc. 2025 Proxy Statement 23

BOARD OF DIRECTORS	TABLE OF CONTENTS

Nneka L. Rimmer Retired President, Global Flavors and Extracts, McCormick & Company, Inc.

Age: 54 Independent Director Energizer Committees: Human Capital Committee Nominating and Governance Committee Other Public Company Board: •Constellation Energy	Director Since 2018

Ms. Rimmer served as President, Global Flavors and Extracts at McCormick & Company, Inc., a global leader in flavor that manufactures, markets and distributes spices, seasoning mixes, condiments, and other products to the food industry, from August 2020 until her retirement in April 2021. She held a series of roles with increasing responsibility at McCormick & Company, including Senior Vice President, Business Transformation from 2019–2022, Senior Vice President, Strategy and Global Enablement from 2017–2019, and Senior Vice President, Corporate Strategy and Development from 2015–2017.

Prior to joining McCormick in 2015, Ms. Rimmer was a Partner and Managing Director with the Boston Consulting Group, focusing on advising Fortune 100 C-Suite executives and board directors on global growth, M&A strategy, talent development and change management. While at Boston Consulting Group for 13 years, she executed large-scale transformation initiatives working with large, global consumer goods corporations. Her areas of strategic expertise include trade, competition, international growth, go-to-market as well as organizational development. Ms. Rimmer also serves as a Director at Constellation Energy and is a Trustee of the University of Maryland, Baltimore.

Skills and Experience:
	•Executive Leadership	•Operations, Sales & Marketing	•CPG Industry
	•Global / International Experience	•Human Capital Management	•M&A / Corporate Strategy
	•Public Company Governance	•Technology & Information Security

Ms. Rimmer brings to the Company significant brand-building expertise. Her prior executive leadership roles enable her to provide valuable contributions with respect to creativity and vision for long-term growth. Ms. Rimmer’s extensive consumer products background allows her to contribute valuable insights regarding the Company’s industry, operations, and strategy.

Delaney Steele Executive Vice President, Ross Stores

Age: 48 Independent Director Energizer Committees: To be assigned Other Public Company Board: •None	Director Nominee

Delaney Steele is an Executive Vice President at Ross Stores, a $22 billion discount retailer. Ms. Steele joined Ross in 2012 and has overseen Marketing, Strategy, Communications, and Product Sourcing and Services (which develops private label and product sourced directly from overseas factories).

Before Ross, Ms. Steele was a Partner and Managing Director in the Consumer / Retail practice at The Boston Consulting Group (BCG). She spent 11 years with BCG serving clients on topics such as strategic planning, consumer-insight led growth, brand development, retail channel strategy, and organizational design.
Ms. Steele served on the board of the search fund Sentinel Peak, which owns Arizona College of Nursing, a provider of nursing education with nearly 20 campuses, from early 2024 until it was sold in 2025. Ms. Steele is also on the faculty of Stanford’s Graduate School of Business.

Skills and Experience:
	•Executive Leadership	•Operations, Sales & Marketing	•CPG Industry
	•Human Capital Management	•M&A / Corporate Strategy	•Public Company Governance
•ESG

Ms. Steele’s experience in both consumer products and retail—in strategy, marketing and operating roles—will contribute insights to our Board that inform growth opportunities from channel and geographic expansion, innovation, inorganic growth and brand building.

24 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	BOARD OF DIRECTORS

Robert V. Vitale President and Chief Executive Officer, Post Holdings, Inc.

Age: 59 Independent Director Energizer Committees: Audit Committee (Chair) Finance and Oversight Committee Other Public Company Boards: •Post Holdings, Inc. •BellRing Brands, Inc.	Director Since 2017

Mr. Vitale has served as President and Chief Executive Officer of Post Holdings, Inc. (“Post”) since 2014. Post is a consumer packaged goods holding company with businesses operating in the center-of-the-store, refrigerated, foodservice and food ingredient categories. Previously, Mr. Vitale served as Post’s Chief Financial Officer from 2011 to 2014. Mr. Vitale also served as the president and chief investment officer of Post Holdings Partnering Corporation, a former publicly-traded affiliate of Post that was a special purpose acquisition company, from January 2021 until June 2023. Mr. Vitale also serves as Chairman of the Board of Directors of BellRing Brands, Inc. (“BellRing”), a publicly-traded former subsidiary of Post that manufactures products in the global convenient nutrition category, since 2024 and previously served as Executive Chairman of the Board of Directors of BellRing, from 2019 to 2024.

Prior to joining Post, Mr. Vitale served as President and Chief Executive Officer of AHM Financial Group, LLC, a diversified provider of insurance brokerage and wealth management services from 2006 to 2011, and was previously a partner of Westgate Equity Partners, LLC, a consumer-oriented private equity firm from 1996 to 2006. He managed Corporate Finance at Boatmen’s Bancshares from 1994 to 1996 and started his career at KPMG in 1987.

Skills and Experience:
	•Executive Leadership	•CPG Industry	•Global / International Experience
	•Financial Expertise	•M&A / Corporate Strategy	•Public Company Governance
	•ESG	•Technology & Information Security

As an experienced CEO with substantial understanding of Energizer’s business, Mr. Vitale is an exceptional director who is actively engaged and highly valued by the Board of Directors. In particular, Mr. Vitale’s strong leadership, deep M&A and capital markets expertise, accounting and financial background, and significant knowledge of consumer products businesses brings critical expertise to our Board.
Director Commitments
We understand that some of our shareholders may have policies or practices that differ from Energizer’s regarding the number of boards on which a director who is also a current public company named executive officer may serve. Energizer’s overboarding policy provides that directors may only serve on a total of five public company boards and sitting CEOs may serve on only three public company boards (including their own). As such, Mr. Vitale’s director commitments are in compliance with Energizer’s overboarding policy.

The specific facts and circumstances of Mr. Vitale’s service on the Post, BellRing, and Energizer boards of directors, demonstrate that Mr. Vitale continues to be well-positioned to serve as a member of Energizer’s Board. In particular:

•Mr. Vitale’s service on BellRing’s Board is simply a continuation of the roles in which he served before Post’s spin-off of BellRing in March 2022. Mr. Vitale’s involvement with, and time commitment to, BellRing remains the same as it was in prior years, with no expectation that Mr. Vitale will spend a materially different amount of time dedicated to BellRing than in prior years.
•Mr. Vitale has existing knowledge of the BellRing business, stemming from his oversight role of Post’s active nutrition business before Post’s 2019 IPO of BellRing. Mr. Vitale’s involvement with BellRing is the same as it was before the BellRing IPO, but with a formal title due to the separation of the two companies.
•Although Post no longer owns any equity in BellRing, Post and BellRing continue to maintain a strong relationship. Post provides various services to BellRing under a master services agreement, including corporate accounting, tax, internal audit, risk management, treasury, and capital markets services. In addition, Post’s Michael Foods business co-manufactures ready-to-drink shakes under a long-term supply agreement for BellRing at an aseptic shake manufacturing facility specifically constructed for that purpose.
•Board logistics continue to facilitate Mr. Vitale’s service on all three Boards. Energizer, Post, and BellRing all hold regular board meetings in St. Louis, Missouri. Post’s and BellRing’s headquarters are also in St. Louis, Missouri. These logistics facilitate Mr. Vitale’s attendance, and greatly reduce the travel time that many directors face.

For these reasons, we are confident that Mr. Vitale will continue to meet his commitments and be a valuable contributor to our Board of Directors.

Energizer Holdings, Inc. 2025 Proxy Statement 25

BOARD OF DIRECTORS	TABLE OF CONTENTS
DIRECTOR ATTENDANCE
Our Board holds regularly scheduled quarterly meetings. The Board reviews strategic planning on an annual basis and discusses with senior management the Company’s long-term strategy. During fiscal 2025, all directors attended 75% or more of the Board meetings and meetings of the committees on which they served during their period of service. Under our Corporate Governance Principles, each director is encouraged to attend our Annual Shareholders’ Meeting. All of our directors attended the 2025 Annual Shareholders’ Meeting, which was held in a virtual format.
DIRECTOR SHARE OWNERSHIP REQUIREMENTS
To help align the financial interests of our non-employee directors with those of our shareholders, our Corporate Governance Principles provide that our non-employee directors must maintain ownership of our common stock with a value of at least five times the directors’ annual cash retainer for Board service. For purposes of this determination, stock ownership includes shares of our common stock that are owned directly or by family members residing with the director or by family trusts, vested and deferred restricted stock equivalents and units, unvested restricted stock units (other than stock units subject to achievement of performance targets) and common stock units credited to a director under the Company’s deferred compensation plan. Newly appointed directors are required to retain at least 50% of restricted stock upon vesting until they become compliant with our ownership guidelines and are given a period of five years to attain full compliance with the requirements. As of September 30, 2025, all of our current non-employee directors complied with the requirements.
DIRECTOR COMPENSATION
The Nominating and Governance Committee, which makes recommendations to the full Board regarding director compensation, strives to set director compensation around the 50th percentile of our peer group. Our peer group for fiscal 2025, which can be found under “Executive Compensation-—Executive Compensation Peer Group,” was selected for purposes of evaluating our executive and director compensation based on market data provided by the Human Capital Committee’s independent consultant, Farient Advisors (“Farient”). Our 2023 Plan includes a $1,000,000 annual compensation limit on all forms of compensation for non-employee directors.
Our non-employee director compensation program for service on our Board during fiscal 2025 included the elements described below. In addition, we provide transportation and lodging for out-of-town directors attending Board and committee meetings, coverage under our general directors’ and officers’ liability insurance policies and, consistent with a benefit broadly provided to our colleagues, matching contributions to charitable organizations from the Energizer charitable foundation (up to $5,000 in any year). Directors may also, from time to time during the fiscal year, be provided with samples of our products, with an incremental cost of less than $50.
RETAINERS
During fiscal 2025, each of the directors, other than Mr. LaVigne, received a $100,000 annual retainer for serving on the Board and its committees. Mr. LaVigne, our Chief Executive Officer, received no additional compensation for service on the Board and the Finance and Oversight Committee. The committee chairs also received an additional annual retainer of $20,000 for their service, and the Independent Chairman of the Board received an additional annual retainer of $115,000 for his service as Chairman. Board members serving a portion of the fiscal year receive a pro rata portion of the annual retainer. The directors do not receive meeting fees.
DEFERRED COMPENSATION PLAN
Non-management directors are permitted to defer all or a portion of their retainers under the terms of our deferred compensation plan. Deferrals may be made into (a) the Energizer common stock unit fund, which tracks the value of our common stock, or (b) the prime rate fund, under which deferrals are credited with interest at the prime rate quoted by The Wall Street Journal. Deferrals invested in the stock unit fund in the deferred compensation plan are currently paid out in Energizer stock, and deferrals invested in the prime rate fund in the

26 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	BOARD OF DIRECTORS
deferred compensation plan are currently paid out in a lump sum in cash. Dividends earned on deferrals invested in the Energizer stock unit fund are credited to the prime rate fund and are paid out in cash. Payouts in each case are made within 60 days following the director’s termination of service on the Board.
RESTRICTED STOCK UNITS
On the first business day of January each year, each non-employee director is credited with a restricted stock unit award with a grant date value of $150,000. Grants in fiscal 2025 were made pursuant to our 2023 Plan. This award vests and is paid (subject to deferral elections, as described above) one year from the date of grant, or, if earlier, the director’s termination of service on the Board (on a prorated basis) or a change in control (as defined under the 2023 Plan).
The following table sets forth the compensation paid to non-management directors for fiscal 2025.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash(1)(2) ($)	Stock Awards(3)(4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
C.J. Brinkley	120,000	150,034	0	0	270,034
R.D. Frankiewicz	100,000	150,034	0	0	250,034
K.J. Hunt	120,000	150,034	0	0	270,034
J.C. Johnson	120,000	150,034	0	0	270,034
P.J. Moore	215,000	150,034	0	0	365,034
D.L. Mulligan	100,000	150,034	0	0	250,034
N.L. Rimmer	100,000	150,034	0	0	250,034
R.V. Vitale	120,000	150,034	0	0	270,034
(1)This column reflects retainers for Board and committee service earned during fiscal 2025.
(2)Directors are permitted to defer a portion or all of their cash retainers under the terms of the Company’s deferred compensation plan. During fiscal 2025, Mr. Vitale deferred 100% of his cash retainer into the Energizer stock fund of the deferred compensation plan. During the first quarter of fiscal 2025, Ms. Frankiewicz deferred 50% of her cash retainer into the Energizer stock fund and 50% of her cash retainer into the prime rate fund of the deferred compensation plan and beginning in the second quarter of fiscal 2025, Ms. Frankiewicz deferred 100% of her cash retainer into the Energizer stock fund of the deferred compensation plan. As of September 30, 2025, the number of units held by each director in the Energizer stock fund was as follows: Ms. Brinkley, 4,612; Ms. Frankiewicz, 15,834; Mr. Johnson, 179; and Mr. Vitale, 26,876.
(3)The amounts in this column reflect the grant date fair value of our awards to each of our directors of 4,335 RSUs on January 2, 2025 under the 2023 Plan, computed in accordance with FASB ASC Topic 718. Each award was valued based on the grant date fair value of $34.61 per share. These RSUs were the only unvested outstanding stock awards for each of the directors as of September 30, 2025, and they will each vest on January 2, 2026.
(4)The number of vested but deferred RSUs held by each director as of September 30, 2025 is as follows: Ms. Brinkley, 21,536; Ms. Frankiewicz, 18,719; Mr. Johnson, 37,735; Mr. Moore, 34,843; Mr. Mulligan, 4,244; Ms. Rimmer, 12,514; and Mr. Vitale, 28,845.

Energizer Holdings, Inc. 2025 Proxy Statement 27

AUDIT COMMITTEE MATTERS

Our Audit Committee, in accordance with authority granted in its charter as approved by the Board, appointed PricewaterhouseCoopers LLP (“PwC”) as independent auditor for the current fiscal year. PwC has served as our independent auditor since our Spin-Off from Edgewell Personal Care Company (“Edgewell”) and served as Edgewell’s independent auditor for every fiscal year since 2000. PwC has begun certain work related to the fiscal 2026 audit, as approved by the Audit Committee. Information on independent auditor fees for the last two fiscal years is set forth below. The Board and the Audit Committee believe that the retention of PwC to serve as independent auditor is in the best interests of the Company and its shareholders. In making this determination, the Board and the Audit Committee considered a number of factors, including:
•Audit Committee members’ assessment of PwC’s performance
•Management’s assessment of PwC’s performance
•PwC’s independence and integrity
•PwC’s fees and the quality of services provided to the Company
•PwC’s global capabilities and knowledge of our global operations
A representative of PwC is expected to be present at the 2026 Annual Shareholders’ Meeting and will have an opportunity to make a statement, if desired, as well as to respond to appropriate questions. Although NYSE listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent auditor, we are providing shareholders with the means to express their views on this issue. Although this vote will not be binding, in the event the shareholders fail to ratify the appointment of PwC, the Audit Committee will reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

28 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	AUDIT COMMITTEE MATTERS

PROPOSAL 2	Ratification of Selection of our Independent Registered Public Accounting Firm for Fiscal 2026 ✓ The Board recommends a vote FOR this proposal.

PwC’s aggregate fees for professional services rendered for the indicated fiscal years were:

Fees Paid to PwC (in thousands)	FY25 ($)	FY24 ($)
Audit Fees	5,142	4,830
Audit-Related Fees	2	15
Tax Fees:
Tax Compliance / Preparation	—	—
Other Tax Services	—	—
Total Tax Fees	—	—
All Other Fees	36	—
TOTAL FEES	5,180	4,845
SERVICES PROVIDED BY PWC
The table above discloses fees paid to PwC during the last two fiscal years for the following professional services:
•Audit Fees: These are fees for professional services performed by PwC for the audit of our annual financial statements and review of financial statements included in our Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements, as well as fees and expenses related to offerings and debt agreements.
•Audit-Related Fees: These are fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of our financial statements.
•Tax Fees: These are fees for professional services performed by PwC with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and our consolidated subsidiaries; refund claims; payment planning; and tax audit assistance.
•All Other Fees: These are fees for professional services performed by PwC with respect to ESG services.
AUDIT COMMITTEE PRE-APPROVAL POLICY
The Audit Committee has a formal policy concerning approval of all services to be provided by our independent auditor, including audit, audit-related, tax and other services. The policy requires that all services the auditor may provide to us must be pre-approved by the Audit Committee. The Chair of the Audit Committee has the authority to pre-approve permitted services that require action between regular Audit Committee meetings, provided that he reports to the Audit Committee at the next regular meeting. Early in each fiscal year, the Audit Committee approves the list of planned audit and non-audit services to be provided by the auditor during that year, as well as a budget estimating spending for such services for the fiscal year. Any proposed services exceeding the maximum fee levels set forth in that budget must receive specific pre-approval by the Audit Committee. As applicable, the Audit Committee pre-approved all fees and services paid by Energizer for fiscal 2025 and fiscal 2024.

Energizer Holdings, Inc. 2025 Proxy Statement 29

AUDIT COMMITTEE MATTERS	TABLE OF CONTENTS
AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors consists entirely of four, non-employee directors that are independent, as defined under the NYSE listing standards, our Corporate Governance Principles, and applicable SEC rules and regulations.

The Audit Committee is responsible for the duties set forth in its charter, but is not responsible for preparing the financial statements, implementing or assessing internal controls or auditing the financial statements. Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered public accountants, PricewaterhouseCoopers LLP (“PwC”), all annual and quarterly financial statements prior to their issuance. With respect to the Company’s audited financial statements for the Company’s fiscal year ended September 30, 2025, management of the Company has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed those financial statements with management and PwC, including a discussion of critical accounting policies, the quality, not just the acceptability, of the accounting principles followed, the reasonableness of significant judgments reflected in such financial statements and clarity of disclosures in the financial statements. The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB.

In fulfilling its oversight responsibilities for reviewing the services performed by Energizer’s independent registered public accountants, the Audit Committee retains sole authority to select, evaluate and replace the outside auditors, discusses with the independent registered public accountants the overall scope of the annual audit and the proposed audit fees, and annually evaluates the qualifications, performance and independence of the independent registered public accountants and its lead audit partner. Annually, the Audit Committee oversees a process to assess the performance of the auditor and utilizes the results of that assessment when considering their reappointment. The Audit Committee also annually discusses PwC’s internal quality review process and the PCAOB’s inspection report on PwC, as well as the results of any internal quality reviews or PCAOB inspections of key engagement team members. In accordance with SEC rules, lead audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. For lead and concurring partners, the maximum number of consecutive years of service is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Committee and with management.

The Audit Committee has received the written disclosures from PwC required by the applicable requirements of the PCAOB concerning independence, as modified or supplemented, and has discussed the independence of PwC with members of that firm. In doing so, the Committee considered whether the non-audit services provided by PwC were compatible with its independence. In fiscal 2025, the Audit Committee met five times with the internal auditors and PwC, with and without management present, to discuss the results of their examination, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In addition, the Audit Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the fiscal year ended September 30, 2025, be included in the Company’s Annual Report on Form 10-K for that year and has selected PwC as the Company’s independent registered public accountants for fiscal 2026.

Submitted by the Audit Committee members of the Board:

Robert V. Vitale — Chair Rebecca D. Frankiewicz	James C. Johnson Donal L. Mulligan

30 Energizer Holdings, Inc. 2025 Proxy Statement

PROPOSAL 3	Advisory Resolution to Approve Executive Compensation (Say on Pay) ✓ The Board recommends a vote FOR this proposal.

As approved by our shareholders at the 2022 Annual Shareholders’ Meeting, each year we seek the approval of our shareholders in a non-binding, advisory vote, of our executive compensation. Although the Say on Pay vote is non-binding, our Human Capital Committee values the opinions of our shareholders and considers the results of the most recent Say on Pay vote in determining our executive compensation policies and making executive compensation decisions.
At the 2025 Annual Shareholders’ Meeting, 96.7% of the votes were cast in favor of our Say on Pay proposal. The Human Capital Committee considered this result, as well as input from our ongoing shareholder engagement, and in light of the strong support, decided to maintain our executive compensation program in fiscal 2025.
Our Board believes that the compensation of our executive officers is aligned with the Company’s performance and is a competitive advantage in attracting and retaining the executive talent necessary to drive our business forward and build sustainable value for our shareholders. We believe that our current executive compensation program properly aligns the interests of our executive officers with those of our shareholders.
Accordingly, the Board recommends a vote FOR the adoption of the following advisory resolution, which will be presented at the Annual Meeting:
RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the accompanying footnotes and narratives.

Energizer Holdings, Inc. 2025 Proxy Statement 31

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion & Analysis describes the fiscal 2025 compensation program for our named executive officers (“NEOs”). For fiscal 2025, our NEOs were:

Mark S. LaVigne
President and Chief Executive Officer Age: 54 Years at Energizer: 15

John J. Drabik
Executive Vice President, Chief Financial Officer Age: 53 Years at Energizer: 24

Michael A. Lampman
Executive Vice President, North America & Global Business Units Age: 60 Years at Energizer: 39

Robin W. Vauth
Executive Vice President, International Age: 59 Years at Energizer: 18

Lori A. Shambro
Executive Vice President, Brand and Product Innovation Age: 60 Years at Energizer: 11

32 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
RESPONSIVENESS TO 2025 SAY ON PAY VOTE
As previously discussed, we conduct shareholder engagement throughout the year and annually provide shareholders with an opportunity to cast a nonbinding, advisory Say on Pay vote. Our shareholders’ overwhelming approval of our Say on Pay vote at our 2025 Annual Shareholders’ Meeting influenced our decision to maintain our approach to our executive compensation program for fiscal 2025. The Human Capital Committee will continue to consider shareholder feedback and the outcome of Say on Pay vote results in making future compensation decisions.
PAY FOR PERFORMANCE AND COMPENSATION PHILOSOPHY
Our compensation philosophy is to pay for performance over the long term, as well as on an annual basis. Our executive compensation program provides a mix of salary, incentives, and benefits paid over time to align executive officer and shareholder interests. We consider our executive pay program to be instrumental in helping us achieve our business objectives and effective in rewarding our executive officers for their role in achieving financial and operational performance. The Human Capital Committee, which is comprised entirely of independent directors, has primary responsibility for approving our compensation strategy and philosophy and the compensation programs applicable to our executive officers.

WHAT WE DO	WHAT WE DON’T DO

✓Pay for performance, with 70% of our CEO’s total compensation performance-based and 60% of our other NEOs’ total compensation performance-based
✓Establish threshold, target and maximum awards under our annual and long-term incentive programs
✓Use balanced performance metrics for annual and long-term incentive programs
✓Use rigorous goal setting aligned to our externally disclosed targets
✓Have stock ownership requirements for our executive officers
✓Limit perquisites to items that serve a reasonable business purpose
✓Closely monitor risks associated with our compensation programs and individual compensation decisions
✓Have a clawback policy for all incentive-based compensation earned by our executive officers

✗Pay tax gross-ups on any compensation
✗Allow speculative trading, hedging or pledging transactions by our colleagues
✗Provide executive officer severance payments and benefits exceeding 2x salary and annual incentive awards other than in connection with a change of control
✗Guarantee salary increases
✗Require a single-trigger for compensation payments under our change of control employment agreements

Energizer Holdings, Inc. 2025 Proxy Statement 33

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
The Human Capital Committee allocates pay in a manner designed to place the Company’s performance at the forefront of our overall executive compensation program. Our focus on pay for performance is best demonstrated through the structure of our executive compensation program, where the majority of annual executive pay is at risk and subject to annual and long-term performance requirements.

70% OF COMPENSATION IS PERFORMANCE-BASED	60% OF COMPENSATION IS PERFORMANCE-BASED
The Human Capital Committee has reviewed the pay-for-performance relationship, prepared by our independent compensation consultant, looking at CEO pay and total shareholder return and deemed it to be appropriate.
COMPENSATION PHILOSOPHY
The philosophy underlying our executive compensation program is to pay compensation that is simple, aligned and balanced. We view compensation practices as a way to communicate our goals and standards of conduct and performance—and to motivate and reward colleagues in relation to their achievements. Overall, the same principles that govern the compensation of all our salaried colleagues apply to the compensation of our executive officers. Within this framework, we observe the following guiding principles:

	What We Believe	What We Do

SIMPLE	Compensation methods should be transparent, understandable, straightforward, and minimize perquisites	•Use straightforward annual and long-term incentive plan metrics that are directly tied to business performance

ALIGNED	The interests of our executive officers should be aligned with those of our shareholders
•Set a majority of executive officers’ total compensation as performance-based pay
•Include relative TSR as a long-term incentive metric, aligning executive compensation with investor experience and a market-based measure
•Froze US pension accruals
•Have a clawback policy, a securities trading policy that includes prohibitions on hedging and pledging, and stock ownership requirements

BALANCED	Components of compensation should complement each other and offset risk of overemphasis on any one metric or time period
•Use a combination of pay elements that reward achievement of objectives across annual and long-term time periods
•Balance annual and long-term incentive plans to drive results in the short term without sacrificing long-term value creation
•Limit the use of perquisites

34 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
FISCAL 2025 PAY COMPONENTS
Our fiscal 2025 pay components remained the same as fiscal 2024.

Description	Driving Shareholder Value	How it Pays
BASE SALARY

Determined based on job scope, experience, market comparable positions and operating results	Provides fixed income to attract and retain top talent	Semi-monthly cash payment

ANNUAL INCENTIVE PROGRAM

Provides short-term variable pay based on Company financial performance	Motivates executives to achieve the Company’s annual strategic and financial goals	Single cash payment following determination of performance

LONG-TERM INCENTIVE PROGRAM

We use two programs to ensure a strong link between incentive compensation opportunities and longer-term objectives:

Performance-based restricted stock unit awards that vest only on achievement of pre-determined performance targets with a three-year vesting period Represents 70% of equity award for fiscal 2025	Rewards achievement of long-term growth goals and creation of shareholder value	Vesting upon the achievement of specific metrics over a three-year performance period

Time-based restricted stock unit awards that track stock price performance over a three-year vesting period Represents 30% of equity award for fiscal 2025	Promotes long-term retention and supports stock ownership and alignment with shareholders	Vesting upon the three-year anniversary of grant date

RETIREMENT AND OTHER BENEFIT PLANS

Retirement and other benefit plans sponsored by the Company on the same terms and conditions applicable to all eligible colleagues	Provides retirement and other benefits to attract and retain top talent	In accordance with the terms of the plans

ANNUAL COMPENSATION-RELATED RISK EVALUATION

We monitor the risks associated with our compensation program on an ongoing basis. Our compensation risk assessment occurs in two parts: a review of the Company’s compensation programs and a review of compensation decisions and payments, with a focus on our executive officers. In October 2025, with input from the Human Capital Committee’s independent compensation consultant, the Human Capital Committee conducted a review of our compensation programs, including the executive compensation program, to assess any risks arising from our compensation policies and practices. The Human Capital Committee agreed with the review’s findings that these compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company. In particular, the Human Capital Committee determined that the following design features reduce the risk within our compensation policies and practices:
•Compensation program design provides a balanced mix of cash and equity, annual and longer-term incentives
•Maximum payout levels for bonuses and performance awards are capped
•Multiple performance metrics are used to determine payouts under the annual and long-term incentive programs
•Executive officers are subject to stock ownership and retention guidelines
•A clawback policy and securities trading policy, with prohibitions on hedging and pledging, are in place

Energizer Holdings, Inc. 2025 Proxy Statement 35

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
STOCK OWNERSHIP REQUIREMENTS
Our stock ownership and retention requirements align executive officer and shareholder interests by linking the value realized from equity-based awards to sustainable Company performance. Our NEOs are required to meet the stock ownership requirements presented below.

STOCK OWNERSHIP REQUIREMENTS

Chief Executive Officer	6x base salary
All Other Executive Officers	3x base salary
Newly appointed executive officers are required to retain at least fifty percent (50%) of the shares they receive from the vesting of restricted stock units until they become compliant and are given a period of five years to attain full compliance with the requirements. For purposes of this determination, stock ownership includes shares of our common stock that are owned directly or by family members residing with the executive officer or by family trusts and unvested restricted stock units (other than stock units subject to achievement of performance targets). As of September 30, 2025, each of our NEOs is in compliance with the stock ownership requirements.
SECURITIES TRADING POLICY AND HEDGING AND PLEDGING PROHIBITION
We have adopted a Securities Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by our directors, officers and employees, and the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to us.
Under our Securities Trading Policy, directors, officers, colleagues and their related persons are prohibited from engaging in hedging or monetization transactions with respect to Energizer securities, including:
•trading in put or call options, warrants, swaps, forwards and other derivatives or similar instruments on the Company’s securities;
•selling the Company’s securities “short”; and
•purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to profit from, hedge or offset any change in the market value of equity securities (1) granted to the director, officer, or colleague by the Company as part of the compensation of such person, or (2) held, directly or indirectly, by such person.
The policy also prohibits directors, officers, colleagues, and their related persons from holding the Company’s securities in a margin account or otherwise pledging the Company’s securities in any way including as collateral for a loan.
A copy of our Securities Trading Policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended September 30, 2023.
CLAWBACK POLICY
Under our Incentive Compensation Recoupment Policy, in the event of an accounting restatement, the Human Capital Committee, as the committee of the Board responsible for administering the policy, is authorized to recover certain incentive-based compensation paid to an executive officer of the Company on or after October 2, 2023 to the extent such incentive-based compensation was paid on the basis of financial results in respect of any of our three most recently completed fiscal years preceding the restatement.

36 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
HOW WE DETERMINE COMPENSATION
PAY EVALUATION AND DECISION PROCESS
Each year, the Human Capital Committee reviews our executive officers’ performance using a balanced and disciplined approach to determine their base salaries and variable compensation awards. The approach for fiscal 2025 included a full-year assessment of financial results. The Human Capital Committee considers various factors that collectively indicate successful management of our business, including:
•Company performance, including financial and non-financial measures
•The manner in which results are achieved, adherence to risk policies, and the quality of earnings
•Year-over-year performance
•Company performance relative to our executive compensation peer group
ROLE OF INDEPENDENT COMPENSATION CONSULTANT
To help determine executive pay, the Human Capital Committee retains an independent compensation consultant, Farient, for advice regarding the general competitive landscape and trends in executive compensation. While the Human Capital Committee meets with the consultant from time to time, the Chair of the Human Capital Committee also communicates directly with the consultant between Human Capital Committee meetings. The independent compensation consultant advises the Human Capital Committee on several matters, including (1) competitive analysis (including in relation to our peer group), (2) incentive plan design, (3) updates on trends in executive and director compensation, (4) peer group composition, (5) developing strategies for how compensation can support executive officer succession planning, and (6) other compensation-related matters as requested by the Human Capital Committee.
A representative of Farient attends committee meetings and serves as a resource to the Human Capital Committee on executive and director compensation matters. Additionally, to encourage independent review and discussion of executive compensation, the Human Capital Committee meets with Farient in executive session.
The Human Capital Committee annually reviews the independence of its compensation consultant in light of SEC rules and NYSE Listed Company Rules regarding compensation consultant independence and has affirmatively concluded that Farient has no conflicts of interest relating to its engagement by the Human Capital Committee.
The Human Capital Committee also annually reviews the performance of its independent compensation consultant.
EXECUTIVE COMPENSATION PEER GROUP
The Human Capital Committee selects the members of our peer group and periodically examines whether peers continue to meet the criteria for inclusion described below. As part of this process, the Human Capital Committee receives advice from its independent compensation consultant and selects a peer group that includes companies that have the following characteristics:
•US-based, publicly traded company in relevant industries including household products and personal products
•Similar revenue with limited private label business
•Similar number of employees
•Global company with a diversified brand portfolio
•Limited concentration among customers and distribution primarily through third-party retailers
For fiscal 2025 compensation planning, the Human Capital Committee, with the assistance of Farient, conducted a full review of the composition of the peer group. When conducting its review, the Human Capital Committee considered the peer group selection characteristics mentioned above. As a result of such review, the Human Capital Committee determined that the composition of the peer group remained appropriate.

Energizer Holdings, Inc. 2025 Proxy Statement 37

EXECUTIVE COMPENSATION	TABLE OF CONTENTS

HOUSEHOLD PRODUCTS	PERSONAL CARE	FOOD AND BEVERAGE

The Clorox Company Spectrum Brands Holdings, Inc. Hasbro, Inc. Central Garden & Pet Co. The Scotts Miracle-Gro Company ACCO Brands	Church & Dwight, Inc. Helen of Troy Ltd. Edgewell Personal Care Co. Prestige Consumer Healthcare	Hain Celestial Group, Inc. Monster Beverage Corporation Post Holdings, Inc.

For fiscal 2026 compensation planning, the Human Capital Committee, with the assistance of Farient, determined that the fiscal 2025 peer group remained appropriate.
SETTING TOTAL COMPENSATION
The Human Capital Committee targets total compensation near the 50th percentile of the market and reviews size-adjusted market compensation for Energizer’s revenue size.
CEO ASSESSMENT, COMPENSATION PROCESS FOR EXECUTIVE OFFICERS AND ANNUAL TIMELINE
CEO Assessment
With respect to our Chief Executive Officer’s pay, the Human Capital Committee conducts an annual performance assessment of the Chief Executive Officer, and the Human Capital Committee determines appropriate adjustments to all elements of his pay based on the following factors:

INDIVIDUAL PERFORMANCE	COMPANY PERFORMANCE	MARKET PRACTICES

Analysis of the Chief Executive Officer’s performance with respect to performance goals approved by the Human Capital Committee, the effectiveness of his leadership, and his experience	Delivery of financial results, achievement of major corporate initiatives, and colleague engagement	As provided by the independent compensation consultant

Compensation Process for Executive Officers
For the other NEOs, the Chief Executive Officer makes recommendations to the Human Capital Committee for all elements of pay. These recommendations are based on an assessment of the individual’s role, responsibilities, experience, and individual performance. The Human Capital Committee also obtains market data from its independent compensation consultant and then reviews, discusses, modifies, and approves these recommendations, as appropriate.

38 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Annual Timeline
The diagram below summarizes the Human Capital Committee’s annual process for setting executive compensation.

Fall	Winter	Spring and Summer
•Annual CEO performance assessment
•Annual update on Annual and Long-Term Incentive Program metrics and performance
•Review of executive compensation and regulatory environment trends
•Approve executive pay
•Review compensation risk assessment
•Approve compensation plan

•Quarterly update on Annual and Long-Term Incentive Program metrics and performance
•Planning for annual compensation risk assessment and approach
•Review of compensation guidelines of institutional shareholders and proxy advisors
•Annual review of Change of Control benefits
•Quarterly update on Annual and Long-Term Incentive Program metrics and performance •Executive Compensation peer group analysis
ELEMENTS OF COMPENSATION

PRIMARY ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
•Base Salary
•Annual Incentive Program
•Long-Term Incentive Program
– Performance Restricted Stock Unit Awards
– Time-Based Restricted Stock Unit Awards
•Retirement and Other Benefits

The Human Capital Committee believes these pay components align the interests of our executives with those of our shareholders by basing a significant portion of total pay on performance and achievement of our short- and long-term goals. The specific mix among the individual components reflects market comparisons (primarily with respect to the median of our peer group) and individual position and performance.
BASE SALARY
The general guideline for determining salary levels for our executive officers, including the Chief Executive Officer, is to target the 50th percentile of the market while also considering other factors such as individual performance, responsibilities and experience. While we are mindful of the competitive range, our primary goal is to compensate our executive officers at a level consistent with our compensation philosophy, even if this results in actual pay for some positions that may be higher or lower than the market median. The Human Capital Committee considers adjustments to base salaries for the executive officers on an annual basis.
For fiscal 2025, the Human Capital Committee determined that an increase to the base salaries of our NEOs was reasonable in light of the Company’s operating results in fiscal 2024. To remain competitive with the market, the Human Capital Committee also considered the effect of these increased salaries in relation to market median.

Energizer Holdings, Inc. 2025 Proxy Statement 39

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
The table below sets forth the fiscal 2025 base salaries for our NEOs.

	FY2025 Base Salary	Increase (%)
M.S. LaVigne	$1,050,600	3.0%
J.J. Drabik	$628,678	2.7%
M.A. Lampman	$511,947	2.7%
R.W. Vauth(1)	$487,824	2.7%
L.A. Shambro	$483,710	5.0%
(1)The salary presented in the table for Mr. Vauth is shown as converted from Euros to U.S. dollars at the fiscal 2025 average conversion rate used to prepare the Company’s financial statements (1 U.S. Dollar = 0.9045 Euros).
ANNUAL INCENTIVE PROGRAM
The annual incentive program is based on performance against certain metrics determined by the Human Capital Committee. The overall design of our fiscal 2025 annual incentive program is the same as our fiscal 2024 program; however, we replaced our Adjusted Operating Profit metric with an Adjusted EBITDA metric. This shift was implemented to enhance alignment with our deleveraging strategy and externally-reported performance metrics. Our fiscal 2025 annual incentive award was designed to measure performance against the three equally weighted metrics set forth in the table below (dollars in millions):

	FY2025
	Driving Shareholder Value	Weighting	Threshold (50% of Bonus Target)	Target (100% of Bonus Target)	Stretch (200% of Bonus Target)	Actual Achievement(1)	Payout
Adjusted Net Sales	Net sales measures revenue and encourages development of consumer-relevant innovation and in-store execution to drive product sales	33 1/3%	$2,860.43	$2,948.89	$3,037.36	$2,908.17	77.00%
Adjusted EBITDA	EBITDA aligns internal metrics with external reporting metrics and drives deleveraging and shareholder value creation	33 1/3%	$602.69	$634.41	$666.13	$623.39	82.60%
Adjusted Gross Margin Rate	Gross margin helps drive profitable revenue growth across our business	33 1/3%	40.15%	41.39%	42.63%	41.43%	103.40%
Total							87.67%
(1)Adjustments to the actual achievement metrics vary from reported figures to address the impacts of currency and highly inflationary market activity different from what was planned, the APS acquisition operations and remove other unusual and non-recurring items. See Appendix A for a description and reconciliation of the non-GAAP financial measures.
Our performance target-setting philosophy is consistent with prior years, with targets tied to our annual business plan for the fiscal year and aligned with our long-term strategic plan. The performance goals for each metric are set at the beginning of the fiscal year. Each metric for the annual incentive plan reflects adjustments to financial data derived from our financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) and intended to exclude certain items that the Human Capital Committee believes are not reflective of the Company’s ongoing operating performance. These items include the impact of acquisitions, unusual or non-recurring items, and variations in the exchange rate between foreign currencies and budget exchange rates. The Human Capital Committee believes these performance metrics more accurately reflect

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Energizer’s underlying financial and operating results. See Appendix A for a description and reconciliation of the non-GAAP financial measures.
Actual bonuses are interpolated for performance between threshold and maximum performance. No bonuses tied to performance are paid for results below the Threshold goal. The maximum bonus payout is capped at 200% for Company performance at, or above, the Stretch goal.
Each NEO was assigned an individual bonus target, defined as a percentage of the individual’s base pay, based on individual performance and market practice information provided by our independent compensation consultant. To align with the market practice based on information provided by our independent compensation consultant, we increased target bonuses for Mr. Lampman, Mr. Vauth and Ms. Shambro by 10% of their respective base salary. For fiscal 2025, the following bonus targets were assigned to our NEOs:

FY25 Bonus Target
M.S. LaVigne	125%
J.J. Drabik	85%
M.A. Lampman	70%
R.W. Vauth	70%
L.A. Shambro	70%
For fiscal 2026, the Human Capital Committee will continue to measure performance against the metrics described above, each equally weighted.
LONG-TERM INCENTIVE PROGRAM
Consistent with prior years, in November 2024, the Human Capital Committee granted to key executives restricted stock unit awards, with achievement of Company performance targets over three years as a condition to vesting of the majority of the award (70% for these awards granted in fiscal 2025), and continued employment with the Company over the same period as a condition to vesting of all restricted stock unit awards. See “Executive Compensation Tables—Potential Payments Upon Termination or Change of Control” for additional information on the vesting terms of these awards.
The size of these equity awards granted to our NEOs in fiscal 2025 was based on several factors, including officers’ individual performance, executive retention, market run-rate for equity grants among our peer group and benchmark data from our peer group provided by our independent compensation consultant.
Timing and Procedures for Grants in Fiscal 2025
Other than in exceptional cases, such as promotions or new hires, long-term incentive awards are granted in the first quarter of the fiscal year (calendar quarter ending December 31), when the Human Capital Committee determines salary levels and bonus programs for the new fiscal year. The Human Capital Committee does not take material nonpublic information into account when determining the timing and terms of such awards and has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Time-Based Restricted Stock Units
The time-based component of the equity awards granted in fiscal 2025 was based on the corresponding grant date value of the restricted stock units. The restricted stock units are stock settled at the end of the three-year period when they convert into unrestricted shares of our common stock if and to the extent that the vesting requirements are met. The number of restricted stock units granted to each NEO in fiscal 2025 is shown in “Executive Compensation Tables—Grants of Plan-Based Awards Table.”
Performance Restricted Stock Units
The performance-based component of the equity awards granted in fiscal 2025 potentially vest based on performance for the period October 1, 2024 through September 30, 2027 based on the achievement of the two performance metrics set forth in the table below.

Energizer Holdings, Inc. 2025 Proxy Statement 41

EXECUTIVE COMPENSATION	TABLE OF CONTENTS

	FY2025 Grants
	Driving Shareholder Value	Weighting
Cumulative Adjusted Earnings Per Share	A company performance metric that aligns executive officers with shareholders through a shared focus on the earnings that accrue to a shareholder of our stock	50%
Relative Total Shareholder Return	A market metric that aligns executive compensation with investor experience and gives shareholders insight into the Company’s shareholder returns relative to companies included in the Russell 2000 Consumer Staples Index as of October 1, 2024	50%
Similar to performance metrics under the Annual Incentive Program, the Human Capital Committee adopted performance metrics that use non-GAAP financial measures, which exclude certain items that the Human Capital Committee believes are not reflective of the Company’s ongoing operating performance. The Human Capital Committee believes these performance metrics more accurately reflect Energizer’s underlying financial and operating results. See Appendix A for a description and reconciliation of these non-GAAP financial measures.
The number of units granted to each NEO in fiscal 2025 is shown in the “Executive Compensation Tables—Grants of Plan-Based Awards Table.” No vesting of performance based long-term incentive awards occurs for results below the threshold goal, and the maximum vesting percentage is capped at 200% for Company performance at, or above, the maximum performance goal. We do not disclose the specific performance goal targets for performance-based equity awards for which the performance period has not ended because revealing our specific targets during the performance period would provide competitors and other third parties with insights into our confidential planning process and strategies and cause competitive harm.
LONG-TERM SHAREHOLDER VALUE
We design our awards with the intention that the results we achieve for our shareholders are consistent with the results obtained under our incentive plans. The performance measures associated with the long-term performance incentive awards that were granted in November 2022 were measured over a three-year period and were tied to cumulative adjusted earnings per share (“EPS”) and relative total shareholder return (“TSR”). Total performance was weighted 50/50 to each metric. As described in the table below, based on the Company’s results, over the three-year performance period ended September 30, 2025, as adjusted consistent with the awards’ terms (including unusual or non-recurring items such as Section 45X credits of the Internal Revenue Code related to prior periods), the long-term performance incentive awards granted in fiscal 2022 paid out at 174% of target in November 2025. The number of units that were paid out to each executive officer is shown in the “Executive Compensation Tables—Stock Vested Table”.

	FY2023 - FY2025
	Weighting	Threshold (50% of Bonus Target)	Target (100% of Bonus Target)	Stretch (200% of Bonus Target)	Actual Achievement	Payout
Cumulative Adjusted Earnings Per Share(1)	50%	$8.23	$9.68	$11.13	$11.01	191%
Relative Total Shareholder Return	50%	25th percentile	50th percentile	75th percentile	64.2 percentile	156.8%
Total						174%
(1)See Appendix A for a description and reconciliation of the non-GAAP financial measures.

42 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
EXECUTIVE SAVINGS INVESTMENT PLAN
Certain executive officers, including certain NEOs, participate in the Company’s executive savings investment plan, our excess 401(k) plan, a non-qualified defined contribution plan. Under the plan, amounts that would be contributed, either by an executive or by the Company on the executive’s behalf, to the Company’s qualified defined contribution plan (the “401(k) plan”) but for limitations imposed by the IRS, are credited to the executive savings investment plan. The executive savings investment plan provides for immediate vesting of the Company matching contributions. Details of the executive savings investment plan, including the contributions, earnings, and year-end balances, are set forth in the “Executive Compensation Tables—Non-Qualified Deferred Compensation Table.”
DEFERRED COMPENSATION PLAN
Our colleagues no longer have the opportunity to defer portions of their salary and bonus compensation under the terms of our non-qualified deferred compensation plan, or to invest in the Energizer common stock unit fund within the deferred compensation plan. However, certain current and former executives who were employed by our former parent company before the Spin-Off had their account balances under our former parent company’s deferred compensation plan transferred to our deferred compensation plan. Mr. LaVigne has benefits under the terms of our deferred compensation plan. Details of the deferred compensation program, including earnings and year-end balances, are set forth in “Executive Compensation Tables—Non-Qualified Deferred Compensation Table.”
PENSION BENEFITS
For colleagues in the United States, pension benefits are provided under the applicable Energizer Holdings, Inc. Retirement Plan, a tax-qualified defined benefit plan that is subject to maximum pay and benefit limits under the tax rules. Pension benefits are also provided under a pension restoration plan, the Supplemental Executive Retirement Plan, a non-qualified plan that provides a supplement to an executive’s pension benefit equal to the amount that the executive would have received but for limitations under the Internal Revenue Code. Mr. LaVigne, Mr. Drabik, and Mr. Lampman each have pension benefits. Details of pension benefits under the Supplemental Executive Retirement Plan are set forth in “Executive Compensation Tables—Pension Benefits Table.” The plans were frozen as of December 31, 2013, and future retirement service benefits are no longer accrued under this retirement program. The freeze includes both the qualified and non-qualified plans.
The Retirement Accumulation Account that was effective from January 1, 2010 to December 31, 2013 included the future retirement benefits of the participants in our former parent company’s qualified defined benefit pension plan, including Mr. LaVigne, Mr. Drabik, and Mr. Lampman, which were determined in accordance with a retirement accumulation formula. The participants received monthly credits equal to 6% of their eligible benefit earnings for each month, which amounts were credited with monthly interest equal to the 30-year Treasury rate that is reset annually. Certain older, longer-tenured participants, including the NEOs, with age and years of service totaling at least 60 but not more than 74 as of December 31, 2009, received an additional monthly credit equal to 2% of eligible benefit earnings. Participants receive credit for years of service with our former parent company. Participants with age and years of service totaling 75 or more as of December 31, 2009 received an additional monthly credit equal to 4% of their eligible benefit earnings. These transition credits were available to eligible plan participants through 2013 (or, if earlier, their termination of employment with the Company).
The defined benefit plan also used the following benefit calculation formulas, all of which were frozen as of the end of calendar year 2009:
•Pension Equity Plan benefit formula: Under PEP, an executive is entitled to a benefit (payable in lump sum or as a monthly annuity) based on five-year average annual earnings, which were multiplied by “pension equity credits” earned with years of service. The benefit was subject to a three-year vesting period. PEP was applied to Mr. Drabik and Mr. Lampman.
•PensionPlus Match Account: The PPMA generally provided a 325% match under our retirement plan to those participants who made an after-tax contribution of 1% of their annual earnings to our 401(k) plan. To the extent an officer’s PPMA benefit was unavailable due to Internal Revenue Code limits, the benefit was restored under our excess savings investment plan and not the pension restoration plan for executives. The benefit was generally subject to a three-year vesting requirement. The PPMA benefit was available through the end of the calendar year 2009 for Mr. Drabik and Mr. Lampman.

Energizer Holdings, Inc. 2025 Proxy Statement 43

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Mr. Vauth participates in the Wilkinson Pension Plan. Participants in the Wilkinson Pension Plan are eligible to receive old-age pensions, early old-age pensions, disability pensions, and dependents’ pensions (widows’ pensions and widowers’ pensions). Under the terms of the Wilkinson Pension Plan, normal retirement age is 65. As required by local law, for colleagues who receive German social security pensions, the retirement age is 63 or, in certain circumstances, between 60 and 62. In addition, upon experiencing a qualifying disability, participants in the plan are eligible to receive disability benefits after reaching the age of 50 and completing 15 years of service. All pension benefits under the plan are subject to a waiting period of five years of uninterrupted plan participation. As required by local law, a colleague’s accrued pension benefit becomes nonforfeitable after reaching the age of 21 and participating in the plan for at least three years.
The Wilkinson Pension Plan applies the following formulas for determining participant pension benefits:
•Old-age pension: The sum of (i) for each year of credited pensionable service, 0.6% of final pensionable salary (up to a maximum pensionable salary equal to the social security wage limit less €500 (the “Wage Limit”)) up to a maximum of 15% of final pensionable salary; plus (ii) for each year of credited pensionable service, 1.2% of final pensionable salary in excess of the Wage Limit, up to a maximum of 30%. Final pensionable salary is the participant’s base pay in the month prior to retirement. Pensionable service is the uninterrupted time of service from the participant’s hiring date to reaching normal retirement age. If a participant terminates employment early prior to a benefit case (death, disability or retirement), then the pension amount for “Old Age Pension,” “Disability Pension,” “Early Old Pension,” and “Dependents’ Pension” is prorated by the participant’s service until employment termination, divided by the service to normal retirement date (age 65).
•Disability pension: The participant’s old-age pension benefit that would be available upon reaching normal retirement age, pro-rated by the ratio of the number of years of the participant’s service until the participant’s qualifying disability to the number of years until normal retirement age.
•Early old-age pension: Computed according to the same formula as the disability pension.
•Dependents’ pension (widows’, widowers’): (i) in the event of the participant’s death in service, 60% of the participant’s old-age pension benefit; or (ii) in the event of the participant’s death following retirement, 60% of the value of the pension benefit paid immediately before the participant’s death.
PERQUISITES
For fiscal 2025, we offered a limited number of perquisites for our executive officers. In fiscal 2025, we provided a US executive financial planning program, which provides reimbursement for 80% of the costs incurred for qualifying financial planning, legal, and tax preparation services up to a maximum of $8,800 in the first calendar year and $6,600 in subsequent calendar years. The reimbursement coverage provided in fiscal 2025 increased by 10% from that provided in fiscal 2024. This benefit partially offsets costs incurred by our executive officers in connection with their regulatory compliance obligations as public company executives. In fiscal 2025, to help mitigate increasing cybersecurity risks, the Company provided each NEO with a subscription to DeleteMe and Lifelock. Executive officers are also eligible to participate in the Company’s charitable foundation matching gift program, which is generally available to global colleagues. Under this program, the foundation matches 100% of charitable donations made to eligible charities, up to a maximum of $5,000 per year per colleague. In fiscal 2025, we introduced a new Executive Physical Wellness Program, which was designed to promote the health and wellness of our US-based executives by providing incentives to undergo comprehensive diagnostic and preventive healthcare. We regularly review the benefits provided to our executives and make appropriate modifications based on peer group analysis and the Human Capital Committee’s evaluation of the retentive value of these benefits.
Consistent with local market practice, Mr. Vauth’s employment agreement, as amended, provides that Mr. Vauth is eligible to receive a monthly company car allowance. The Company also provides executive-level Accidental Death & Dismemberment (AD&D) benefit coverage for Mr. Vauth.

44 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
SEVERANCE AND OTHER BENEFITS FOLLOWING A CHANGE OF CONTROL
In order to enhance our retention of key executives and, in the event of a change of control, enable them to focus on the interests of shareholders in a potential transaction, we have adopted our Executive Severance Plan and entered into change of control employment agreements with each of our NEOs other than Mr. Vauth, who has an employment agreement in accordance with German law and standard market practice. The individuals who have change of control employment agreements are carefully selected by the Human Capital Committee. We believe these executives are critical to the process of evaluating or negotiating a potential change of control transaction or in the operation of our business during the negotiations or integration process, so that their retention would be critical to the success of a transaction. Our Executive Severance Plan and change of control employment agreements include post-termination non-competition and non-solicitation covenants, which we believe provide significant value to our shareholders. We do not permit tax gross-up payments relating to severance payments for change of control employment agreements entered into with our executive officers.
The Human Capital Committee annually reviews the cost and terms of these agreements with input provided by Farient. On November 18, 2024, the Human Capital Committee updated the Company’s Executive Severance Plan to define the cash severance amount as the eligible employee’s base salary plus target bonus multiplied by the applicable severance multiple and to provide continued health and welfare benefits to the CEO and all other eligible employees for a period of 24 and 12 months, respectively. This change was applicable to fiscal 2025. In addition, we amended and restated the change of control employment agreements with each of our NEOs (other than Mr. Vauth) in fiscal 2025 to redefine the bonus component of severance to be based on the greater of target or actual bonus (as opposed to a multi-year blended average) and, in the case of our CEO, reduce the post-change of control period to 24 months (from 36 months), as well as make certain administrative drafting updates.
See “Executive Compensation Tables—Potential Payments upon Termination or Change of Control” for a description of these arrangements and the estimated compensation and benefits provided under these arrangements to our NEOs.

HUMAN CAPITAL COMMITTEE REPORT

The Human Capital Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Human Capital Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended September 30, 2025.

Submitted by the Human Capital Committee members of the Board:

Cynthia J. Brinkley — Chair Rebecca D. Frankiewicz Kevin J. Hunt Nneka L. Rimmer

Energizer Holdings, Inc. 2025 Proxy Statement 45

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Base Salary (1)	Bonus	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Comp. (3)	Change in Pension Value and Nonqualified Deferred Comp. Earnings (4)	All Other Compensation (5)	Total
Mark S. LaVigne President and Chief Executive Officer	2025	$1,045,500	$—	$8,605,084	$—	$1,145,665	$8,071	$168,196	$10,972,516
	2024	$1,011,667	$—	$8,072,895	$—	$1,587,854	$7,923	$139,522	$10,819,861
	2023	$970,000	$—	$7,246,505	$—	$1,210,865	$5,635	$153,725	$9,586,730
John J. Drabik Executive Vice President, Chief Financial Officer	2025	$625,923	$—	$1,602,338	$—	$466,406	$9,597	$87,568	$2,791,832
	2024	$606,375	$—	$1,399,952	$—	$647,177	$8,911	$67,361	$2,729,776
	2023	$577,500	$—	$1,960,157	$—	$490,213	$7,134	$78,892	$3,113,896
Michael A. Lampman Executive Vice President, North America and Global Business Units	2025	$509,703	$—	$1,068,253	$—	$312,781	$31,944	$59,979	$1,982,660
	2024	$494,531	$—	$991,676	$—	$372,570	$28,197	$53,804	$1,940,778
	2023	$474,750	$—	$1,187,967	$—	$284,466	$24,989	$61,146	$2,033,318
Robin W. Vauth (6) Executive Vice President, International	2025	$485,686	$—	$1,068,253	$—	$298,013	$11,413	$13,462	$1,876,827
	2024	$462,135	$—	$991,676	$—	$348,163	$12,851	$13,430	$1,828,255
	2023	$436,503	$—	$1,187,967	$—	$261,548	$10,809	$13,007	$1,909,834
Lori A. Shambro (7) Executive Vice President, Brand and Product Innovation	2025	$479,871	$—	$1,008,878	$—	$294,471	$—	$59,141	$1,842,361
	2024	$456,330	$—	$933,323	$—	$343,790	$—	$47,361	$1,780,804
(1)Increases to base salaries approved during fiscal 2025 were effective December 1, 2024. For fiscal 2026, Mr. LaVigne, Mr. Drabik, Mr. Lampman, Mr. Vauth, and Ms. Shambro requested that they do not receive an increase in their base salaries in light of the tariff pressures faced by the Company and the actions in fiscal 2026 necessary to offset those costs. The Human Capital Committee approved keeping our NEOs’ fiscal 2026 salary equal to their fiscal 2025 base salary.
(2)The amounts reported in the column for fiscal 2025 represent the aggregate grant date fair value of time- and performance-based RSUs awarded in fiscal 2025 to the NEOs, computed in accordance with FASB ASC Topic 718. Half of each performance-based RSU will vest based on target cumulative adjusted earnings per share performance metrics and half will vest based on relative total shareholder return (“TSR”) performance metrics. Fair value for both the time-based RSUs and the portion of the performance-based RSUs that vests based on cumulative adjusted earnings per share is based on the closing stock price on the grant date ($32.61). For the portion of the performance-based RSUs that vests based on cumulative adjusted earnings per share, the Company records estimated expense based on target achievement for the three-year performance period unless a different outcome is likely to occur, and this portion of the performance-based RSUs is reflected in this table based on the most probable performance outcome on the grant date, determined in accordance with FASB ASC Topic 718. The portion of the performance-based RSUs that vests based on relative TSR performance has a 53.4% fair value premium added to the closing stock price on the grant date based on a simulation of outcomes under a Monte Carlo valuation model to determine fair value. The grant date fair value of the performance-based RSUs assuming maximum achievement are as follows: M. LaVigne—$12,325,080; J. Drabik—$2,295,027; Mr. Lampman—$1,530,061; Mr. Vauth—$1,530,061; and Ms. Shambro—$1,445,014. For more information regarding the RSUs granted in fiscal 2025, see the “Grants of Plan-Based Awards” table. For a more detailed description of the assumptions used in determining grant date fair values of RSUs granted in fiscal 2025, see Note 7, Share-Based Payments, of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended September 30, 2025.
(3)The amounts reported in this column reflect annual incentive awards earned by the NEOs during the fiscal year under the applicable annual incentive plan.
(4)The amounts reported in this column consist of aggregate changes in the actuarial present value of accumulated benefits under the applicable retirement plan and the supplemental executive retirement plan, our pension restoration plan which are our applicable defined benefit pension plans. To the extent that payments under the qualified retirement plan exceed limitations imposed by the IRS, the excess will be paid under the terms of the non-qualified supplemental executive retirement plan. For Mr. Vauth, this is the change in the actuarial present value from fiscal 2024 to fiscal 2025 of the German defined benefit plan.

46 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
(5)The amounts reported in this column with respect to fiscal 2025 consist of the following:
(i)Company matching contributions in our 401(k) plan:

Mr. LaVigne, $21,000	Mr. Lampman, $21,052
Mr. Drabik, $20,967	Ms. Shambro, $20,550
(ii)Company matching contributions in our executive savings investment plan:

Mr. LaVigne, $135,924	Mr. Lampman, $31,631
Mr. Drabik, $54,942	Ms. Shambro, $27,683
These amounts include benefits that were accrued by the NEOs in our executive savings investment plan due to certain limits imposed by the IRC on contributions to our 401(k) Plan.
(iii)Company contributions into our German Employee Finance Occupational Pension Scheme with Employer Subsidy for Mr. Vauth in the amount of $732
(iv)The incremental cost to the Company of the following perquisites provided to the executive officers:
Executive Financial Planning Program. We reimburse the executives for 80% of the cost of personal financial advisory services, up to certain annual maximums. During fiscal 2025, the following reimbursement payments were made:

Mr. LaVigne, $6,600	Mr. Lampman, $6,000
Mr. Drabik, $6,848	Ms. Shambro, $6,600
The Executive Financial Planning Program is administered on a calendar basis. Mr. Drabik received $5,192 reimbursement in November and December 2024 for financial planning services performed in calendar year 2024 and $1,656 reimbursement in May and July 2025 for financial planning services performed in calendar year 2025, both of which fell during fiscal 2025.

(v)In fiscal 2025, to help mitigate cybersecurity risks, we provided each NEO with a subscription to DeleteMe and Lifelock. The cost per NEO is $1,296 annually.
(vi)Mr. Vauth received a company car allowance of $11,051 during fiscal 2025.
(vii)Company contributions for executive-level Accidental Death & Dismemberment (AD&D) coverage for Mr. Vauth in the amount of $383.
(viii)Executive Physical Wellness Program costs of $3,375 for Mr. LaVigne, $3,514 for Mr. Drabik and $3,011 for Ms. Shambro.
(6)The base salary, non-equity incentive compensation, changes in pension value and all other compensation values presented in the table for Mr. Vauth (other than the amounts in the Stock Awards column) are shown as converted from Euros to U.S. dollars at the fiscal 2025 average conversion rate used to prepare the Company’s financial statements (1 U.S. Dollar = 0.9045 Euros).
(7)Ms. Shambro was appointed by the Board of Directors to be an executive officer of the Company during fiscal 2024 and became a NEO for the first time during fiscal 2024. As a result, compensation information for fiscal 2023 is not required to be presented.

GRANTS OF PLAN-BASED AWARDS
Awards to the NEOs, and to other key executives, were made in fiscal 2025 under two separate programs:
•potential cash awards under our annual cash incentive program, dependent upon achievement of performance measures established at the beginning of the fiscal year, as described in more detail in “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation-—Annual Incentive Program;” and
•three-year RSU awards under the terms of our 2023 Plan, which include a performance-based component and a time-based component, as described in more detail in “Executive Compensation-—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Program.”

Energizer Holdings, Inc. 2025 Proxy Statement 47

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)
Name	Type of Award	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards(4)
M.S. LaVigne
	Bonus: Annl.Perf.(1)	—	$653,438	$1,306,875	$2,613,750	—	—	—	—	—
	LTI Award: Perf.(2)	11/04/24	—	—	—	77,814	155,628	311,256	—	$6,430,062
	LTI Award: Time(3)	11/04/24	—	—	—	—	—	—	66,698	$2,175,022
J.J. Drabik
	Bonus: Annl.Perf.(1)	—	$266,017	$532,035	$1,064,070	—	—	—	—	—
	LTI Award: Perf.(2)	11/04/24	—	—	—	14,490	28,979	57,958	—	$1,197,322
	LTI Award: Time(3)	11/04/24	—	—	—	—	—	—	12,420	$405,016
M.A. Lampman
	Bonus: Annl.Perf.(1)	—	$178,396	$356,792	$713,584	—	—	—	—
	LTI Award: Perf.(2)	11/04/24	—	—	—	9,660	19,320	38,640	—	$798,242
	LTI Award: Time(3)	11/04/24	—	—	—	—	—	—	8,280	$270,011
R.W. Vauth
	Bonus: Annl.Perf.(1)(5)	—	$169,990	$339,980	$679,960	—	—	—	—	—
	LTI Award: Perf.(2)	11/04/24	—	—	—	9,660	19,320	38,640	—	$798,242
	LTI Award: Time(3)	11/04/24	—	—	—	—	—	—	8,280	$270,011
L.A. Shambro
	Bonus: Annl.Perf.(1)	—	167,955	335,910	671,819
	LTI Award: Perf.(2)	11/04/24				9,123	18,246	36,492		$753,868
	LTI Award: Time(3)	11/04/24							7,820	$255,010
(1)These amounts represent the estimated possible payouts of annual cash awards for fiscal 2025 under our annual cash incentive program for each of our NEOs. The actual amounts earned under the annual cash incentive program for fiscal 2025 are disclosed in the “Summary Compensation Table” above as part of the column entitled “Non-Equity Incentive Plan Compensation.”
(2)Vesting of these performance-based RSUs, awarded under the 2023 Plan, is subject to achievement of pre-established performance criteria for cumulative adjusted earnings per share and relative total shareholder return over the three-year period commencing October 1, 2024, subject to the executive officer’s continued employment with the Company on the vesting date.
(3)These time-based RSUs vest three years from the date of grant, subject to the executive officer’s continued employment with the Company on the vesting date.
(4)These amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718, excluding forfeiture assumptions. We provide information regarding the assumptions used to calculate the value of time- and performance-based RSU awards made to our NEOs in footnote (2) to the Summary Compensation Table above.
(5)Mr. Vauth’s bonus values are shown as converted from Euros to U.S. dollars at the fiscal 2025 average conversion rate used to prepare the Company’s financial statements (1 U.S. Dollar = 0.9045 Euros).

For further discussion regarding the fiscal 2025 grants under our annual incentive program see “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Program,” and for further discussion regarding the timing and procedures for the fiscal 2025 grants of performance-based and time-based long-term incentive awards, see “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Program.”

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table and footnotes set forth information regarding outstanding equity awards, as of September 30, 2025, for the NEOs. All such awards are in the form of RSUs, the vesting of which is, for performance-based awards, subject to the achievement of cumulative financial metrics over a three-year period, and, for time-based awards, generally over a three-year period, subject to acceleration of vesting in certain limited circumstances as contemplated under our equity incentive plans. See “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Long Term Incentive Program.”

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
M.S. LaVigne	11/7/2022	316,792	(2)	7,884,953	—	(2)	—
	11/6/2023	61,841	(3)	1,539,222	216,444	(4)	5,387,291
	11/4/2024	66,698	(5)	1,660,113	233,442	(6)	5,810,371
J.J. Drabik	11/7/2022	85,692	(2)	2,132,874	—	(2)	—
	11/6/2023	10,724	(3)	266,920	37,535	(4)	934,246
	11/4/2024	12,420	(5)	309,134	43,470	(6)	1,081,956
M.A. Lampman	11/7/2022	51,934	(2)	1,292,637	—	(2)	—
	11/6/2023	7,597	(3)	189,089	26,588	(4)	661,775
	11/4/2024	8,280	(5)	206,089	28,980	(6)	721,312
R.W. Vauth	11/7/2022	51,934	(2)	1,292,637	—	(2)	—
	11/6/2023	7,597	(3)	189,089	26,588	(4)	661,775
	11/4/2024	8,280	(5)	206,089	28,980	(6)	721,312
L.A. Shambro	11/7/2022	46,742	(2)	1,163,408	—	(2)	—
	11/6/2023	7,150	(3)	177,964	25,023	(4)	622,822
	11/4/2024	7,820	(5)	194,640	27,369	(6)	681,214
(1)The market value of awards that had not vested as of 9/30/2025 was determined by multiplying $24.89, the closing market price per share of the Company’s common stock on 9/30/2025, by the number of RSUs.
(2)Includes time-based RSUs granted on 11/7/2022 that have since vested on 11/7/2025 and performance-based RSUs granted on 11/7/2022 with a performance period that ended 9/30/2025 (with performance assessed at 174% of target) but remained subject to service-based vesting through 11/7/2025.
(3)Time-based RSUs granted on 11/6/2023 will vest on 11/6/2026, subject to continued service through the vesting date.
(4)Performance-based RSUs granted on 11/6/2023 will vest on the date the Human Capital Committee certifies and approves the results for the performance period of fiscal 2024 through 2026, subject to achievement of threshold cumulative adjusted earnings per share and relative TSR performance and continued service through the vesting date. The shares shown in the table reflect one-half of the award achieved at target for cumulative adjusted earnings per share performance and one-half of the award achieved at maximum for relative TSR performance.
(5)Time-based RSUs granted on 11/4/2024 will vest on 11/4/2027, subject to continued service through the vesting date.
(6)Performance-based RSUs granted on 11/4/2024 will vest on the date the Human Capital Committee certifies and approves the results for the performance period of fiscal 2025 through 2027, subject to achievement of threshold cumulative adjusted earnings per share and relative TSR performance and continued service through the vesting date. The shares shown in the table reflect one-half of the award achieved at target for cumulative adjusted earnings per share performance and one-half of the award achieved at maximum for relative TSR performance.

Energizer Holdings, Inc. 2025 Proxy Statement 49

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
STOCK VESTED TABLE

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)(2) (#)	Value Realized on Vesting(3) ($)
M.S. LaVigne	135,001	4,883,769
J.J. Drabik	43,261	1,565,002
M.A. Lampman	22,502	814,027
R.W. Vauth	22,502	814,027
L.A. Shambro	21,002	759,764
(1)On November 19, 2024, 90% of the performance-based RSUs granted in fiscal 2022 vested in accordance with the terms of the award agreements. The number of performance RSUs that vested for each NEO is as follows: Mr. LaVigne, 91,452; Mr. Drabik, 29,306; Mr. Lampman, 15,243; Mr. Vauth, 15,243; and Ms. Shambro, 14,227.
(2)On November 15, 2024, 100% of the time-based RSUs granted in fiscal 2022 vested in accordance with the terms of the award agreements. The number of such RSUs that vested for each NEO is as follows: Mr. LaVigne, 43,549; Mr. Drabik, 13,955; Mr. Lampman, 7,259; Mr. Vauth, 7,259; and Ms. Shambro, 6,775.
(3)Calculated by multiplying the number of RSUs vested by the market value of the underlying shares on the vesting date which was $33.92 on November 15, 2024 and $37.25 on November 19, 2024.
PENSION BENEFITS TABLE

Name	Plan Name(1)	Number of Years Credited Service(2)(3)(4) (#)	Present Value of Accumulated Benefit(5) ($)	Payments During Last Fiscal Year ($)
M.S. LaVigne	Energizer Retirement Plan	4	$101,581	$—
	Supplemental Executive Retirement Plan	4	$99,465	$—
J.J. Drabik	Energizer Retirement Plan	12	$248,508	$—
	Supplemental Executive Retirement Plan	4	$7,441	$—
M.A. Lampman	Energizer Retirement Plan	27	$900,000	$—
	Supplemental Executive Retirement Plan	—	$—	$—
R.W. Vauth	Wilkinson Pension Plan(6)(7)	18	$133,527	$—
L.A. Shambro(8)	Energizer Retirement Plan	—	$—	$—
	Supplemental Executive Retirement Plan	—	$—	$—
(1)The Energizer Retirement Plan is frozen. It includes several benefit formulas applicable at different periods, as explained in the “Compensation Discussion and Analysis.” One formula was the Retirement Accumulation Account, a cash balance benefit effective from January 1, 2010 through December 31, 2013 when the entire plan was frozen. This applies to the U.S.-based NEOs. Two prior formulas, the PEP and the PPMA, were frozen as of December 31, 2009. Mr. Drabik’s, and Mr. Lampman’s benefit values also include these two additional formulas. The Supplemental Executive Retirement Plan was also frozen as of December 31, 2013. The plan provided benefits based on the same formulas as the Energizer Retirement Plan (with the exception of the PensionPlus Match Account) but reflected compensation above the maximum compensation limit.
(2)The number of years of credited service shown for each executive (other than Mr. Vauth) reflects years of actual service prior to the pension plan being frozen, which are less than each executive’s actual years of service with the Company.
(3)Mr. LaVigne’s and Mr. Drabik’s years of service credited in the Energizer Retirement Plan were with Edgewell, our former parent company.
(4)For Mr. Lampman, 14 years of service shown were with Edgewell, our former parent company, and the remainder were with Ralston Purina Company, Edgewell’s former parent.
(5)The value of benefits shown equal the account balances under the plans and benefit formulas in which the named executive officer participates. The account balances grow with a monthly interest credit based on the 30-year Treasury rate, reset annually. The value is available on termination without reduction. Assumptions used in the valuations are set forth in Note 14, Pension Plans, of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for year ended September 30, 2025.

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(6)Represents capitalized value under the Wilkinson Pension Plan for Mr. Vauth. The formulas for determining the participant benefits under the old-age, disability, early-age and dependents’ pensions are set forth in “Compensation Discussion and Analysis—Elements of Compensation— Pension Benefits.”
(7)The amounts presented in the table for Mr. Vauth are shown as converted from Euros to U.S. dollars at the fiscal 2025 average conversion rate used to prepare the Company’s financial statements (1 U.S. Dollar = 0.9045 Euros).
(8)Ms. Shambro did not participate in the Energizer Retirement Plan or the Supplemental Executive Retirement Plan as she was hired after both plans were frozen.
NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Plan	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE(4) ($)
M.S. LaVigne	Def’d Comp. Plan	—	—	58,566	—	827,134
	Exec. S.I.P.	158,001	135,924	1,139,242	—	5,932,350
J.J. Drabik	Def’d Comp. Plan	—	—	—	—	—
	Exec. S.I.P.	76,386	54,942	217,546	—	1,351,769
M.A. Lampman	Def’d Comp. Plan	—	—	—	—	—
	Exec. S.I.P.	52,936	31,631	80,835	—	618,873
R.W. Vauth(5)	Def’d Comp. Plan	—	—	—	—	—
	Exec. S.I.P.	—	—	—	—	—
L.A. Shambro	Def’d Comp. Plan	—	—	—	—	—
	Exec. S.I.P.	49,420	27,683	65,982	—	516,199
(1)Executive officer contributions to our executive savings investment plan during fiscal 2025 consist of deferrals of salary earned with respect to fiscal 2025, which are included in the “Summary Compensation Table” of this proxy statement.
(2)Contributions and accruals to our executive savings investment plan consist of Company contributions that would have otherwise been contributed to the named executive officer’s 401(k) plan account but for limitations imposed by the IRC. These amounts, in their entirety, are included in the “All Other Compensation” column of the “Summary Compensation Table.”
(3)Aggregate earnings/(losses) shown in this column consist of:
–amounts credited to each executive under the investment options of the executive savings investment plan, reflecting actual earnings, including appreciation and depreciation, on investment funds offered under our qualified 401(k) plan (the funds offered had returns during fiscal 2025 ranging from 2.66% to 17.56%); and
–in the case of the prime rate option of our deferred compensation plan, interest at the prime rate, quoted by the Wall Street Journal, ranged from 7.25% to 8.00%.
(4)Of the aggregate balances shown in this column with respect to the executive savings investment plan, the following amounts were previously reported as compensation in the “Summary Compensation Table” of this proxy statement:
–Mr. LaVigne: $727,756
–Mr. Drabik: $179,228
–Mr. Lampman: $82,530
–Ms. Shambro: $21,265
(5)Mr. Vauth is not eligible to participate in the Company’s non-qualified deferred compensation plans and arrangements.
We have adopted several plans or arrangements that provide for the deferral of compensation on a basis that is not tax-qualified.

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Deferred Compensation Plan—Under the terms of our deferred compensation plan, an unfunded, non-qualified plan that assumed the liabilities under our former parent’s plan in connection with the Spin-Off, prior to January 1, 2013, executives could elect to have up to 100% of their annual cash incentive award deferred until their retirement or other termination of employment, or for a shorter, three-year period (at the executive’s advance election). All funds are invested in the Prime Rate fund, which credits account balances on a daily basis, at the prime rate quoted by The Wall Street Journal as of the first business day of the given quarter. For fiscal 2025, the rate credited under this fund ranged from 7.25% to 8.00%. Balances in the plan are vested and may be paid out in a lump sum in cash six months following the executive’s termination, or in five- or ten-year increments commencing the year following the year of the executive’s termination of employment, as previously elected by the executive.
Executive Savings Investment Plan—Under the terms of our executive savings investment plan, our excess 401(k) plan, amounts that would be contributed, either by an executive or by us on the executive’s behalf, to the 401(k) plan but for limitations imposed by the IRC, are credited to the non-qualified executive savings investment plan. Under that plan, executives may elect to defer their contributions into any of the measurement fund options that track the performance of the Vanguard investment funds offered under our 401(k) plan. Deferrals and vested Company contributions may be transferred to different investment options at the executive’s discretion. Deferrals in the executive savings investment plan, adjusted for the net investment return, are paid out in a lump sum payment, or in five or ten annual installments, following retirement or other termination of the executive’s employment, as previously elected by the executive.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
We have adopted our Executive Severance Plan to provide for severance and outplacement benefits to our senior executives, including our NEOs (other than Mr. Vauth), in connection with a qualifying termination under the plan. We have also entered into change of control employment agreements with each of our NEOs (other than Mr. Vauth with whom we have entered into an employment agreement in accordance with German law). The change of control employment agreements provide for severance and accelerated vesting of equity awards upon a qualifying termination of employment that occurs within a certain period following a change of control. Additionally, our equity plans provide for accelerated vesting of equity awards in the event of certain terminations of employment. These arrangements are described further below.
The table below reports the amount of compensation payable to each of our NEOs in the event of termination of such NEO’s employment, including following a change of control of the Company. The amounts shown in the table assume a termination of employment for each NEO, and a change of control, as applicable, in each case, effective as of September 30, 2025. All amounts shown are estimates of the amounts that would be paid out to the NEOs. The actual amounts to be paid out can only be determined at the time of the relevant triggering event.
Amounts shown in the table represent the incremental amounts due to each NEO beyond what the NEO would have been entitled to receive absent a termination of employment. The information does not reflect benefits that are provided under our plans or arrangements that do not discriminate in favor of executive officers and are available generally to all salaried colleagues, including amounts accrued under our 401(k) plan, certain continued participation in our health, welfare and disability benefits and payout of accrued vacation pay. For amounts accrued under our retirement plans (including our pension restoration plan and executive savings investment plan), see “Executive Compensation Tables—Pension Benefits Table,” and for amounts that would be paid under our deferred compensation plan and our executive savings investment plan, see “Executive Compensation Tables—Non-Qualified Deferred Compensation Table.” Upon termination of employment for any reason, vested account balances in our deferred compensation plan are paid out in cash to the participant in either a lump sum, or over a five- or ten-year period, commencing six months from the date of termination as previously elected by the participant. Upon a change of control, benefits under our executive savings investment plan vest to the extent not already vested.

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	Absent a Change of Control						Following a Change of Control
	Qualifying Termination(1) ($)		Death ($)		Disability ($)		Qualifying Termination(2) ($)
M.S. LaVigne
Severance	3,488,610	(4)	—		—		8,773,569	(5)
Acceleration of Equity(3)	—		20,451,368		16,008,535		20,451,368	(6)
J.J. Drabik
Severance	1,849,787	(4)	—		—		3,049,395	(5)
Acceleration of Equity(3)	—		4,497,001		3,670,949		4,497,001	(6)
M.A. Lampman
Severance	928,363	(4)	—		—		2,189,300	(5)
Acceleration of Equity(3)	1,962,985	(7)	2,890,721		2,333,028		2,890,721	(6)
R.W. Vauth(8)
Severance	1,204,790	(9)	121,422	(10)	128,121	(10)	1,204,790	(9)
Acceleration of Equity(3)	—		2,890,721		2,333,028		2,890,721	(6)
L.A. Shambro
Severance	868,778	(4)	—		—		2,041,346	(5)
Acceleration of Equity(3)	1,787,978	(7)	2,662,117		2,137,458		2,662,117	(6)
(1)For all NEOs, includes termination by the Company without cause or by the executive for good reason.
(2)For all NEOs with a change of control agreement, includes a termination by the Company without cause or by the executive for good reason within 24 months following a change of control or a termination upon a death or disability at any time following a change of control.
(3)The value attributed to the accelerated restricted stock unit and performance restricted stock unit awards is calculated based on $24.89, the per share closing market price of the Company’s common stock on 9/30/2025. For performance restricted stock units, performance is deemed to be achieved at target, except that actual performance is used for the awards for which the performance period ended on 9/30/2025.
(4)Describes benefits provided under our Executive Severance Plan. Includes a lump sum payment of two times base salary plus target bonus for Messrs. LaVigne ($2,100,000) and Drabik ($1,257,356) and one times base salary plus target bonus for Mr. Lampman ($870,308) and Ms. Shambro ($822,307), continued health and welfare benefits for 24 months for Mr. LaVigne ($36,110) and 12 months for Mr. Drabik ($18,055), Mr. Lampman ($18,055), and Ms. Shambro ($6,471); outplacement services of up to 12 months for each of Messrs. LaVigne, Drabik, Lampman and Ms. Shambro (valued at $40,000 each) and a pro rata bonus payment for Messrs. LaVigne ($1,312,500) and Drabik ($534,376).
(5)Describes payments and benefits provided under our change of control employment agreements without reduction under the excise tax cutback provisions of such agreements. Includes a lump sum payment equal to three times for Mr. LaVigne ($7,145,715), or two times for Messrs. Drabik ($2,362,218) and Lampman ($1,776,730) and Ms. Shambro ($1,657,556) the sum of (A) the greater of (x) the executive’s annual base salary in effect as of immediately prior to the qualifying termination or (y) the executive’s annual base salary in effect as of immediately prior to the change of control, (B) an amount equal to the greater of target or actual bonus, as determined in accordance with the change of control agreements, and (C) the cost of the annual Company portion of the premium under the level of coverage in which the executive and the executive’s family had been participating immediately prior to the executive’s qualifying termination under the Company’s health and welfare benefit plans; and (ii) a pro rata bonus payment at target for Messrs. LaVigne ($1,587,854), Drabik ($647,177) and Lampman ($372,570) and Ms. Shambro ($343,790); and (iii) outplacement services of up to 12 months for each of Messrs. LaVigne, Drabik and Lampman and Ms. Shambro (valued at $40,000 each).
(6)Reflects accelerated vesting of RSUs and PSUs (assuming target performance, except that actual performance is used for the awards for which the performance period ended on 9/30/2025) in accordance with the change of control employment agreements. In case of disability, reflects a prorated portion of the PSUs.
(7)Reflects accelerated vesting of a pro rata portion of outstanding RSUs and PSUs granted at least 12 months prior to 9/30/2025 upon a voluntary termination of employment under the terms of the applicable RSU and PSU award agreements due to retirement eligibility. Includes actual performance at 174% for awards for which the performance period ended on 9/30/2025.
(8)The amounts presented in the table for Mr. Vauth are shown as converted from Euros to U.S. dollars at the fiscal 2025 average conversion rate used to prepare the Company’s financial statements (1 U.S. Dollar = 0.9045 Euros).
(9)Consistent with local market practice, commitments have been made to provide Mr. Vauth severance in an amount equal to one month’s wages per year of Mr. Vauth’s service with the Company if Mr. Vauth’s employment with the Company is terminated by the Company without cause. In both the case of a termination absent a change of control and the case of a termination following a change of control, the portion of these amounts that corresponds to the 18-month notice period provided in accordance with Mr. Vauth’s employment agreement is paid monthly during the notice period.

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(10)Describes the benefits provided under Mr. Vauth’s employment agreement. Includes continued payment of Mr. Vauth’s base salary for the three-month period following Mr. Vauth’s termination due to death. In the case of temporary incapacity of Mr. Vauth due to illness or any other reason beyond his control, the Company will pay Mr. Vauth the difference between his usual net income and the usual benefits which he receives or would receive from a health fund for a maximum of 13 weeks. Otherwise, the terms of the Sick Pay Act apply.
Executive Severance Plan
Our Executive Severance Plan provides for certain severance benefits in the event of a qualifying termination, meaning an involuntary termination of a participant without cause or a resignation of a participant as a result of good reason (as each term is defined in the plan). These benefits include:
•a lump sum payment of one or two times the sum of the participant’s annual base salary and target bonus at the time of the qualifying termination payable at termination;
•continued health and welfare benefits to the Chief Executive Officer and all other participants for a period of 24 and 12 months, respectively;
•outplacement services for up to 12 months; and
•for the Chief Executive Officer and the Chief Financial Officer, a pro-rata bonus payment based on the number of days during the bonus year the participant was employed and the amount of annual bonus that the participant would have received if the participant had remained employed, based on actual Company performance, payable on the date annual bonuses for the annual bonus year to which such pro rata bonus relates are paid to other executive employees of the Company. Other NEOs are not entitled to a pro rata bonus under the plan.
The payment of benefits under the plan is conditioned upon the participant executing a general release of claims in favor of the Company, as well as compliance with confidentiality, non-solicitation, non-disparagement and non-competition obligations as set forth in the release of claims. In addition, no benefits will be paid to the extent duplicative of benefits under a change of control or similar agreement with the Company.
Change of Control Employment Agreements
The change of control employment agreements with each of our NEOs (other than Mr. Vauth) provide for certain benefits in connection with a change of control. We amended and restated the change of control employment agreements with each of the NEOs (other than Mr. Vauth) in fiscal 2025, as described in “Compensation Discussion & Analysis—Severance and Other Benefits Following a Change of Control.” In the event of a qualifying termination, meaning a termination by the company without cause or by the executive for good reason within twenty-four months or upon death or disability at any time following a change of control of the Company (as each term is defined in the applicable agreement). Severance benefits under the agreements include:
•a lump sum payment six months following the qualifying termination equal to a multiple (three times for Mr. LaVigne and two times for Messrs. Drabik and Lampman and Ms. Shambro) of the sum of (i) the greater of (x) the NEO’s annual base salary in effect immediately prior to the qualifying termination or (y) the NEO’s annual base salary in effect immediately prior to the change of control, (ii) the severance bonus (defined as the greater of (A) the NEO’s target bonus as of immediately prior to the change of control and (B) the actual bonus amount that would be payable for the fiscal year in which the qualifying termination occurs, based on actual performance through the qualifying termination for such fiscal year, annualized by projecting such performance over the remainder of such year), and (iii) the cost of the annual Company portion of the premium under the level of coverage in which the executive and the executive’s family had been participating immediately prior to the executive’s qualifying termination under the Company’s health and welfare benefit plans;
•a lump sum pro-rata bonus payment six months following the qualifying termination based on target bonus for the year of termination;
•outplacement services for up to 12 months;
•outstanding equity awards held by the NEO will accelerate and vest in accordance with their terms (which currently provide for acceleration in full and, for performance awards, the Human Capital Committee will determine the extent to which performance goals with respect to such awards have been met as of the date the change of control occurs); and

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•benefits under our executive savings investment plan vest to the extent not already vested.
Additionally, if approved by the Company’s Chief Executive Officer or, in the case of the Chief Executive Officer, the Human Capital Committee, perquisites and fringe benefits enjoyed by the NEO immediately prior to termination may continue for the period approved. Further, the NEOs are entitled to payment by the Company of all legal fees and expenses as and when incurred by the NEO in connection with the change of control employment agreements, including all such fees and expenses, if any, incurred in contesting or disputing any termination of employment or in seeking to obtain or enforce any right or benefit provided by the change of control employment agreement.
In the event that it is determined that a “golden parachute” excise tax is due under the Internal Revenue Code, we will reduce the aggregate amount of the payments payable to an amount such that no such excise tax will be paid if the resulting amount would be greater than the after-tax amount if the payments were not so reduced.
Following termination of employment, each NEO is bound by a one-year covenant not to compete, a one-year non-solicitation covenant and a covenant of confidentiality.
The change of control employment agreements automatically renew, in the case of Mr. LaVigne, for three-year terms, and in the case of the agreements with Messrs. Drabik and Lampman and Ms. Shambro, for two-year terms.
Equity Plans
Under our equity plans and award agreements, upon an executive officer’s death, restricted stock units and performance restricted stock units are accelerated in full; upon a disability (as defined in the plans), restricted stock units are accelerated in full and performance restricted stock units are accelerated on a prorated basis; and, with respect to awards granted in fiscal years 2024 and earlier and at least 12 months prior to retirement, upon retirement (after attainment of age 55 with 10 years of service, or 20 years of service for Mr. Vauth, including service with our former parent companies), restricted stock units and performance restricted stock units are accelerated on a prorated basis. Mr. Lampman and Ms. Shambro have each satisfied the age and service requirements for retirement vesting under our equity plans and award agreements.
Vauth Employment Agreement
Mr. Vauth’s employment agreement, as amended, provides that Mr. Vauth will be eligible to receive an annual base salary and a target annual bonus opportunity equal to 50% of Mr. Vauth’s base salary, participate in the pension scheme maintained for employees of the Company’s German subsidiaries and use a company-provided car. Mr. Vauth is subject to confidentiality and intellectual property and inventions assignment covenants, and Mr. Vauth may not, in Germany or a German-speaking area, during the 12-month period following his termination of employment, compete with or solicit the employees, customers or business of the Company’s German subsidiaries. If Mr. Vauth breaches any of the restrictive covenants contained in his employment agreement, he must pay a monetary penalty to the Company.
Mr. Vauth’s employment agreement may be terminated by either party for any reason upon 18 months’ advance notice, during which notice period Mr. Vauth will continue to be an employee of the Company and will continue to receive his compensation then in effect. Mr. Vauth’s employment agreement further provides that in the event of Mr. Vauth’s death, the Company will continue to pay to Mr. Vauth’s estate his base salary for the remainder of the month of death and the three months thereafter. In the event of Mr. Vauth’s temporary incapacity due to illness or any other reason outside Mr. Vauth’s control that would prevent him from providing his services to the Company, the Company will pay to Mr. Vauth the difference between his net income and the benefits that Mr. Vauth would receive from his health insurance up to a maximum period of 13 weeks.
Mr. Vauth’s employment agreement does not provide for any severance or change of control benefits other than as described above. Consistent with local market practice, commitments have been made to provide Mr. Vauth severance in an amount equal to one month’s salary for each year of Mr. Vauth’s service with the Company if Mr. Vauth’s employment is terminated by the Company without cause, including following a change of control.

Energizer Holdings, Inc. 2025 Proxy Statement 55

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
CEO PAY RATIO
We believe that compensation must be competitive in the marketplace for the role, internally consistent, and equitable in order to motivate our colleagues to deliver consistent and sustainable operating results for our shareholders.
The Company’s total colleague population other than the CEO as of the end of our fiscal year, September 30, 2025, whether employed on a full-time or part-time basis, was considered in determining our median employee. No employees were excluded under the de minimis or any other exemption. We examined the (i) projected base or wage compensation for permanent colleagues in the fiscal year, and (ii) actual base or wage compensation for temporary colleagues for the fiscal year. Compensation for permanent colleagues was annualized (e.g., for colleagues who were hired during the year but did not work for the Company the entire year).
We estimate that the compensation of our Chief Executive Officer in fiscal 2025 was approximately 259 times the median of the annual total compensation of all of our other colleagues.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies, including our compensation peer group, may not be comparable to the pay ratio reported above.

	CEO to Median Colleague Pay Ratio
	CEO ($)	Median Employee ($)
Annual Total Compensation	10,972,516	42,325

56 Energizer Holdings, Inc. 2025 Proxy Statement

PAY VERSUS PERFORMANCE

The following table shows the relationship between executive Compensation Actually Paid (CAP) to our NEOs and our financial performance. CAP is an amount calculated using methodology prescribed by SEC rules and differs from the compensation actually received by our NEOs. For further information about how we align executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” above.
PAY VERSUS PERFORMANCE TABLE

Year	Summary Compensation Table Total for PEO(1)		Compensation Actually Paid to PEO(2)		Average Summary Compensation Table Total for non-PEO NEOs(3) ($)	Average Compensation Actually Paid to non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based on		Net Income (in millions) (7) ($)	Adjusted Earnings Per Share ($)
	PEO 1 Mark S. LaVigne ($)	PEO 2 Alan R. Hoskins ($)	PEO 1 Mark S. LaVigne ($)	PEO 2 Alan R. Hoskins ($)			Total Shareholder Return (TSR)(5) ($)	Peer Group Total Shareholder Return(6) ($)
2025	10,972,516	—	8,693,798	—	2,123,420	1,873,630	76.05	117.42	239.0	3.52
2024	10,819,861	—	9,885,524	—	2,034,333	1,906,673	93.13	132.76	38.1	3.32
2023	9,586,730	—	13,612,811	—	2,127,481	2,340,281	90.34	106.13	140.5	3.09
2022	9,048,440	—	4,057,873	—	2,179,195	1,399,295	68.47	91.57	(231.5)	3.08
2021	5,958,735	3,168,310	4,939,119	1,031,868	1,461,171	911,998	102.59	99.86	160.9	3.48
(1)Represents the total compensation of our principal executive officer (“PEO”), Mark S. LaVigne, as reported in the Summary Compensation table for each year indicated. Mr. LaVigne became the CEO beginning January 1, 2021. Alan S. Hoskins was the CEO prior to that date and for the first three months of fiscal year 2021.
(2)The following table sets forth the adjustments (i.e., amounts deducted and added) made to the PEO’s Summary Compensation Table total to determine the CAP to the PEO for 2025.

PEO 1 Mark S. LaVigne
2025
Total Compensation as reported in Summary Compensation Table (“SCT”)	$10,972,516
Pension values reported in SCT	(8,071)
Fair Value of equity awards granted during fiscal year	(8,605,084)
Pension Value attributable to covered year’s service and any change in pension value attributable to plan amendments made in the covered year	—
Fair value of equity awards granted in covered year that were outstanding and unvested at the end of the covered fiscal year (valued at end of year)	6,595,055
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	811,747
Change in fair value from end of prior fiscal year to end of covered fiscal year for awards made in prior fiscal years that were unvested at end of covered fiscal year	(1,896,404)
Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	824,039
Fair value of awards forfeited in covered fiscal year determined at end of prior fiscal year	—
Compensation Actually Paid to PEO	$8,693,798

Energizer Holdings, Inc. 2025 Proxy Statement 57

PAY VERSUS PERFORMANCE	TABLE OF CONTENTS
(3)Represents the average of the total compensation of each of our non-PEO NEOs as reported in the Summary Compensation Table for each year indicated. The non-PEO NEOs included in this calculation for each year are as follows:
2025: John J. Drabik, Michael A. Lampman, Robin W. Vauth, and Lori A. Shambro
2024: John J. Drabik, Michael A. Lampman, Robin W. Vauth, Susan K. Drath and Lori A. Shambro
2023: John J. Drabik, Michael A. Lampman, Robin W. Vauth and Susan K. Drath
2022: John J. Drabik, Michael A. Lampman, Robin W. Vauth and Susan K. Drath
2021: John J. Drabik, Susan K. Drath, Timothy W. Gorman and Hannah H. Kim
(4) The following table sets forth the adjustments (i.e., amounts deducted and added) made to the average non- PEO NEOs’ Summary Compensation Table total to determine the average CAP to the non-PEO NEOs for 2025.

2025
Total Average Compensation as reported in SCT	$2,123,420
Pension values reported in SCT	(13,239)
Fair Value of equity awards granted during fiscal year	(1,186,931)
Pension Value attributable to covered year’s service and any change in pension value attributable to plan amendments made in the covered year	27,496
Fair value of equity awards granted in covered year that were outstanding and unvested at the end of the covered fiscal year (valued at end of year)	909,680
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during covered fiscal year	164,267
Change in fair value from end of prior fiscal year to end of covered fiscal year for awards made in prior fiscal years that were unvested at end of covered fiscal year	(283,661)
Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	132,598
Fair value of awards forfeited in covered fiscal year determined at end of prior fiscal year	—
Average Compensation Actually Paid to non-PEO NEOs	$1,873,630
(5)Represents the cumulative five-year total return to shareholders (“TSR”) of our common stock for the covered year and assumes that the value of the investment was $100 on September 30, 2020 and that the subsequent dividends were reinvested.
(6)Represents the cumulative five-year TSR of our peer group for the covered year calculated using the same method described in footnote (5). The peer group utilized for each year indicated is the S&P 500 Household Products Index.
(7)Represents our reported net income for each year indicated. Included in the fiscal 2025 net income was the FY23 & FY24 production credit impact of $(78.0) million and a pre-tax asset impairment charge of $5.9 million. Included in the fiscal 2024 net income was a pre-tax asset impairment charge of $110.6 million on our goodwill and intangible assets. Included in the fiscal year 2023 net income was a pre-tax pension settlement charge of $50.2 million. Included in the fiscal year 2022 net loss was a pre-tax asset impairment charge of $541.9 million on our goodwill and intangible assets. Included in the fiscal 2021 net income was a pre-tax debt extinguishment of $103.3 million.
(8)Represents our adjusted EPS for each year indicated, which we believe represents the most important financial performance measure that was used to link CAP to our PEOs and non-PEO NEOs for the most recent fiscal year to Company performance. See Appendix A to this proxy statement for a reconciliation of reported earnings per share to adjusted EPS, a non-GAAP measure.

58 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	PAY VERSUS PERFORMANCE
Relationship between CAP and TSR
The chart below reflects the relationship between the PEOs’ and average non-PEO NEOs’ CAP, the Company’s TSR and the TSR of the Company’s peer group.
Relationship between CAP and Net Income
The chart below reflects the relationship between the PEOs’ and average non-PEO NEOs’ CAP and the Company’s net income.

Energizer Holdings, Inc. 2025 Proxy Statement 59

PAY VERSUS PERFORMANCE	TABLE OF CONTENTS
Relationship between CAP and Adjusted Earnings Per Share
The chart below reflects the relationship between the PEOs’ and average non-PEO NEOs’ CAP and the Company’s adjusted EPS.
Listed below is a list of financial performance measures, which in our assessment, are the most important measures used to determine compensation actually paid in fiscal year 2025. The measures in this table are not ranked. Each measure below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance restricted stock units. Please see the “Compensation Discussion and Analysis” for a further description of these measures and how they are used in the Company’s executive compensation program.

Performance Measures
Adjusted Net Sales
Adjusted EBITDA
Adjusted Gross Margin Rate
Adjusted Earnings Per Share
Relative Total Shareholder Return (TSR)

60 Energizer Holdings, Inc. 2025 Proxy Statement

ADDITIONAL INFORMATION

STOCK OWNERSHIP INFORMATION
FIVE PERCENT OWNERS OF COMMON STOCK
The following table shows, as of November 25, 2025, the holdings of the Company’s common stock by any entity or person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class Outstanding(1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	9,444,025	(2)	13.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,378,622	(3)	13.7%
Aqua Capital, Ltd. Wickhams Cay 1 Vanterpool Plaza, 2nd Floor Road Town, Tortola D8, British Virgin Islands	7,000,000	(4)	10.2%
FMR LLC 245 Summer Street Boston, MA 02210	5,883,790	(5)	8.6%
Clarkston Capital Partners, LLC 91 West Long Lake Road Bloomfield Hills, MI 48304	4,141,169	(6)	6.0%
Fuller & Thaler Asset Management, Inc. 411 Borel Avenue Suite 300 San Mateo, CA 94402	3,896,859	(7)	5.7%
The Goldman Sachs Group, Inc. 200 West Street New York, NY 10282	3,570,371	(8)	5.2%
LSV Asset Management 155 North Wacker Drive Suite 4600 Chicago, IL 60606	3,436,574	(9)	5.0%
(1)On November 25, 2025, there were 68,570,616 shares of the Company’s common stock outstanding.
(2)As reported in a statement on Schedule 13G/A filed with the SEC on July 17, 2025, BlackRock, Inc. and related entities reported, as of June 30, 2025, sole voting power over 9,315,953 of such shares and sole dispositive power over 9,444,025 of such shares.
(3)As reported in a statement on Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group and related entities reported, as of December 29, 2023, sole dispositive power over 9,175,594 of such shares, shared voting power over 130,744 of such shares and shared dispositive power over 203,028 of such shares.
(4)As reported in a statement on Schedule 13G/A filed with the SEC on August 14, 2025, Aqua Capital, Ltd. and related entities reported, as of August 4, 2025, shared voting power over 7,000,000 of such shares and shared dispositive power over 7,000,000 of such shares.

Energizer Holdings, Inc. 2025 Proxy Statement 61

ADDITIONAL INFORMATION	TABLE OF CONTENTS
(5)As reported in a statement on Schedule 13G/A filed with SEC on May 12, 2025, FMR LLC and related entities reported as of March 31, 2025, sole voting power over 5,525,835 of such shares and sole dispositive power over 5,883,790 of such shares.
(6)As reported in a statement on Schedule 13G/A filed with the SEC on February 12, 2024, Clarkston Capital Partners, LLC and related entities reported, as of December 31, 2023, shared voting power over 4,122,069 of such shares and shared dispositive power over 4,141,169 of such shares.
(7)As reported in a statement on Schedule 13G/A filed with the SEC on August 14, 2025, Fuller & Thaler Asset Management, Inc. and related entities reported, as of June 30, 2025, sole voting power over 3,837,019.86 of such shares and sole dispositive power over 3,896,858.86 of such shares.
(8)As reported in a statement on Schedule 13G filed with the SEC on November 12, 2025, The Goldman Sachs Group, Inc. and related entities reported, as of September 30, 2025, shared voting power over 482,154.23 of such shares and shared dispositive power over 482,256.23 of such shares.
(9)As reported in a statement on Schedule 13G filed with the SEC on November 7, 2025, LSV Asset Management and related entities reported, as of September 30, 2025, sole voting power over 2,212,871 of such shares and sole dispositive power over 3,436,574 of such shares.
OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The table below contains information regarding beneficial common stock ownership of our directors, director nominees, named executive officers, and all of our directors and executive officers as a group, in each case as of November 25, 2025. It does not reflect any changes in ownership that may have occurred after that date.
In general, “beneficial ownership” includes those shares a director or executive officer (or certain members of such person’s family) has the power to vote or transfer or will have the power to vote or transfer within 60 days. Unless otherwise indicated, those named in the table below have sole voting and investment power with respect to the shares set forth in the table and none of the stock included in the table is pledged.

Directors and Executive Officers	Shares Beneficially Owned(1)	% of Shares Outstanding(2)
Cynthia J. Brinkley	47,790	*
Rebecca D. Frankiewicz	38,888	*
Kevin J. Hunt	44,178	*
James C. Johnson	42,249	*
Patrick J. Moore	54,178	*
Donal L. Mulligan	29,098	*
Nneka L. Rimmer	28,606	*
Delaney Steele	—	*
Robert V. Vitale	89,865	*
John J. Drabik	89,946	*
Mark S. LaVigne	454,889	*
Michael A. Lampman	57,452	*
Lori A. Shambro	62,302	*
Robin W. Vauth	37,870	*
All Executive Officers and Director Nominees as a Group (15 persons)	1,117,207	*
*Denotes less than 1%.
(1)Includes for each person, RSUs and stock equivalents held by such person that could settle into shares within 60 days of November 25, 2025. As of November 25, 2025, each director and executive officer holds the following number of RSUs and stock equivalents, including those held in the Company’s deferred compensation plan, that could settle into shares within 60 days: Ms. Brinkley, 30,483; Mr. Drabik, 0; Ms. Frankiewicz, 38,888; Mr. Hunt, 4,335; Mr. Johnson, 42,249; Mr. Lampman, 8,266; Mr. LaVigne, 0; Mr. Moore, 39,178; Mr. Mulligan, 8,579; Ms. Rimmer, 16,849 Ms. Shambro, 7,790; Mr. Vauth, 0; and Mr. Vitale, 60,056.
(2)The number of shares considered outstanding for purposes of the denominator of this calculation is the number outstanding as of November 25, 2025 and includes for each person, RSUs and stock equivalents held by such person that could settle into shares within 60 days of November 25, 2025, in each case in the amounts described in footnote 1.

62 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	ADDITIONAL INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of September 30, 2025:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (1), and as Noted Below)(3)
Equity compensation plans approved by security holders	2,042,435	N/A	7,707,250
Equity compensation plans not approved by security holders	None	N/A	None
Total	2,042,435	N/A	7,707,250
(1)The number of securities to be issued upon exercise of outstanding options, warrants and rights shown above, as of September 30, 2025, includes 2,042,435 restricted stock equivalents and units that have been granted under the terms of the 2015 Energizer Holdings, Inc. Equity Incentive Plan, the 2020 Plan and the 2023 Plan. This number reflects target payout on performance awards. If the awards were to pay out at maximum performance, the number of securities to be issued upon pay out would be 2,822,626.
(2)The weighted average exercise price does not take into account securities that will be issued upon conversion of outstanding restricted stock equivalents and units.
(3)This number only reflects securities available under the 2015 Energizer Holdings, Inc. Equity Incentive Plan, the 2020 Plan and the 2023 Plan. Under the terms of those plans, any awards other than options or stock appreciation rights are to be counted against the reserve available for issuance in a 2 to 1 ratio. This number reflects the target equivalents that could potentially be paid out. If payout numbers were at stretch, the number of shares available for issuance would be 6,146,868.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and anyone who beneficially holds 10% or more of a registered class of our equity securities (reporting persons) to file reports with the SEC showing their holdings of, and transactions in, Energizer securities. Based solely on a review of copies of such reports, and written representations from each reporting person that no other reports are required, we believe that for fiscal 2025 all reporting persons filed the required reports on a timely basis under Section 16(a).
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Our Board has adopted a written policy regarding the review and approval of transactions involving the Company and our directors, nominees for directors, executive officers, immediate family members of these individuals, and shareholders owning five percent or more of our outstanding common stock, each of whom is referred to as a related party. The policy covers any related party transaction, arrangement or relationship where a related party has a direct or indirect material interest and the amount involved exceeds $100,000 in any calendar year. Under the policy, the Audit Committee is responsible for the review and prior approval of the material terms of any related party transactions. The Audit Committee is charged with determining whether the terms of the transaction are any less favorable than those generally available from unaffiliated third parties and determining the extent of the related party’s interest in the transaction.
In adopting the policy, the Board reviewed certain types of related party transactions described below and determined that they should be deemed to be pre-approved, even if the aggregate amount involved might exceed $100,000:
•Officer or director compensation that would be required to be disclosed under Item 402 of the SEC’s compensation disclosure requirements, and expense reimbursements to these individuals in accordance with our policy;

Energizer Holdings, Inc. 2025 Proxy Statement 63

ADDITIONAL INFORMATION	TABLE OF CONTENTS
•Transactions with another company at which a related party serves as a colleague, director, or holder of less than 10% of that company’s outstanding stock, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s consolidated gross revenues;
•Charitable contributions to a charitable trust or organization for which a related party serves as a colleague, officer or director, if the annual contributions by us do not exceed the greater of $100,000 or 2% of the organization’s total annual receipts; and
•Transactions in which all of our shareholders receive proportional benefits, the rates or charges involved are determined by competitive bids, the transaction involves obtaining services from a regulated entity at rates fixed by law, or the transaction involves bank services as a depositary of funds, transfer agent or registrar, or similar services.
Our legal department is primarily responsible for the development and implementation of processes and procedures to obtain information from our directors and executive officers with respect to related party transactions.
During fiscal 2025, there were no transactions with executive officers, directors or their immediate family members requiring disclosure under applicable SEC rules.

64 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	ADDITIONAL INFORMATION
VOTING PROCEDURES
AVAILABILITY OF PROXY MATERIALS
We are furnishing proxy materials to our shareholders primarily via the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Shareholders’ Meeting. On December 12, 2025, we mailed a Notice of Internet Availability of Proxy Materials to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.
WHO CAN VOTE
Record holders of Energizer Holdings, Inc. common stock on November 25, 2025 (the “Record Date”), may vote at the meeting. On the Record Date, there were 68,570,616 shares of common stock outstanding, each of which entitled the holder to one vote for each matter to be voted on at our Annual Shareholders’ Meeting.
HOW TO ATTEND THE VIRTUAL ANNUAL MEETING
Energizer will be hosting the Annual Shareholders’ Meeting online. A summary of the information you need to attend the Annual Meeting online is provided below:
•Any shareholder can attend the Annual Shareholders’ Meeting by visiting www.virtualshareholdermeeting.com/ENR2026
•We encourage you to access the Annual Shareholders’ Meeting online at least 15 minutes prior to its start time
•The Annual Meeting starts at 8:00 a.m. Central Time
•Shareholders may vote electronically and submit questions online while attending the Annual Shareholders’ Meeting
•Please have the Control Number we have provided to you to join the Annual Shareholders’ Meeting
•Instructions on how to attend and participate in the Annual Shareholders’ Meeting, including how to demonstrate proof of stock ownership, are available at www.virtualshareholdermeeting.com/ENR2026
•Questions regarding how to attend and participate in the Annual Shareholders’ Meeting will be answered by calling 1-844-986-0822 on the day of the Annual Shareholders’ Meeting
IF I AM UNABLE TO ATTEND THE VIRTUAL ANNUAL MEETING, CAN I LISTEN TO THE ANNUAL MEETING BY TELEPHONE?
Yes. Shareholders unable to access the Annual Shareholders’ Meeting online will be able to call 1-877-346-6110 and listen to the Annual Shareholders’ Meeting if they provide their Control Number. Although shareholders accessing the Annual Shareholders’ Meeting by telephone will be able to listen to the Annual Shareholders’ Meeting, you will not be considered present at the Annual Shareholders’ Meeting and will not be able to vote unless you also attend the Annual Shareholders’ Meeting online.
WHAT IF I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the meeting, please call toll free: 1-844-986-0822, or if calling internationally, please call: 1-303-562-9302.
HOW CAN I ASK QUESTIONS?
You can submit questions in writing on the virtual meeting website during the annual meeting. You must first join the meeting with your 16-digit control number. We intend to answer questions pertinent to Company matters as time allows during the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Guidelines for submitting written questions during the meeting will be available in the rules of conduct for the Annual Shareholders’ Meeting.

Energizer Holdings, Inc. 2025 Proxy Statement 65

ADDITIONAL INFORMATION	TABLE OF CONTENTS
HOW TO VOTE
You may choose one of the following voting methods to cast your vote:

MAIL	If you choose to vote by mail, complete a proxy card, date and sign it, and return it in the postage-paid envelope provided (if you received a paper copy of the proxy materials) or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TELEPHONE
You can vote your shares by telephone by calling 1-800-690-6903 and using the identification code indicated on the Notice Regarding the Availability of Proxy Materials or the proxy card mailed to you. Voting is available 24 hours a day.

INTERNET
You can also vote via the Internet at www.proxyvote.com. Your identification code for Internet voting is on the Notice Regarding the Availability of Proxy Materials or the proxy card mailed to you, and voting is available 24 hours a day.

During the Annual Shareholders’ Meeting, you can vote, using the Control Number we have provided to you.
VOTE REQUIRED; EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
The holders of record of shares representing a majority of the voting power of our issued and outstanding shares of common stock entitled to vote at the Annual Shareholders’ Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business.
The shares of a shareholder whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Shareholders’ Meeting to determine whether a quorum is present. If you are the beneficial owner of shares held by a broker or other custodian, you may instruct your broker how to vote your shares through the voting instruction form included with this Proxy Statement. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Whether your broker or custodian has the discretion to vote these shares on your behalf depends on the ballot item. The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.
Brokers and custodians can no longer vote uninstructed shares on your behalf in director elections. For your vote to be counted, you must submit your voting instruction form to your broker or custodian.

Proposals	The Board’s Voting Recommendations	Votes Required for Approval	Abstentions	Uninstructed Shares
1.Election of Directors	“FOR” each nominee to the Board	Majority of Voting Power(1)	Vote Against	Not Voted/No Effect
2.Ratification of Appointment of Independent Auditor	“FOR”	Majority of Voting Power(1)	Vote Against	Discretionary Vote
3.Advisory, Non-Binding Vote to Approve Executive Compensation	“FOR”	Majority of Voting Power(1)	Vote Against	Not Voted/No Effect
(1)“Majority of Voting Power” in table relates to shares represented and entitled to vote on the proposal.
REVOCATION OF PROXIES
You may revoke your proxy and change your vote at any time before the voting polls close at our Annual Shareholders’ Meeting by submitting a properly executed proxy of a later date, a written notice of revocation (of your previously executed proxy) sent to our Corporate Secretary, or a vote cast at our Annual Shareholders’ Meeting (however, attending the meeting without voting will not revoke a proxy).

66 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	ADDITIONAL INFORMATION
SOLICITATION OF PROXIES
The Board of Directors is soliciting the proxy accompanying this Proxy Statement. We will pay the cost of soliciting proxies. Proxies may be solicited by executive officers, directors, and colleagues of the Company, none of whom will receive any additional compensation for their services. Sodali LLC may solicit proxies for a fee of $10,000 plus expenses. The parties’ engagement letter contains confidentiality, indemnification, and other provisions that the Company believes are customary for this type of engagement. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet. We will also reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to the beneficial owners of our common stock.
HOUSEHOLDING
To reduce costs and reduce the environmental impact of our Annual Shareholders’ Meeting, a single Proxy Statement and Annual Report, along with individual proxy cards or individual Notices of Internet Availability, will be delivered in one envelope to certain shareholders having the same last name and address and to individuals with more than one account registered at our transfer agent with the same address. If a shareholder would like to receive separate copies of proxy materials that have been subject to householding, please contact Broadridge Financial Solutions, Inc. at the contact information below to receive separate copies. Shareholders participating in householding will continue to receive separate proxy cards. If you are a registered shareholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact our transfer agent, Broadridge Financial Solutions, Inc., at 866-741-8213, by email at shareholder@broadridge.com or in writing to 51 Mercedes Way, Edgewood, NY 11717. If you are a beneficial shareholder, you may contact the broker or bank where you hold the account.
OTHER BUSINESS
The Board does not intend to bring any other business before the Annual Shareholders’ Meeting. If other matters are properly brought before the meeting, the named proxies will vote the proxies they hold in their discretion on such matters; however, and so far as is known to our Board, no matters are to be brought before the meeting other than as specified in the notice of meeting. Our Bylaws provide that shareholders may nominate candidates for directors or present a proposal or bring other business before an annual meeting only if they give timely written notice of the nomination or the matter to be brought not less than 90 nor more than 120 days prior to the first anniversary of the prior year’s meeting, as described under “Shareholder Proposals for the 2027 Annual Shareholders’ Meeting.”
SHAREHOLDER PROPOSALS FOR THE 2027 ANNUAL SHAREHOLDERS’ MEETING
Any proposals to be presented at the 2027 Annual Shareholders’ Meeting must be received by the Company, directed to the attention of the Corporate Secretary, no later than August 14, 2026, in order to be included in the Company’s Proxy Statement and form of proxy for that meeting under Rule 14a-8 of the Exchange Act. Upon receipt of any proposal, the Company will determine whether or not to include the proposal in the Proxy Statement and proxy card in accordance with regulations governing the solicitation of proxies. The proposal must comply in all respects with the rules and regulations of the SEC and our Bylaws.
In order for a shareholder to nominate a candidate for director, present a proposal or bring other business before the shareholders under our Bylaws, timely notice must be received by us in advance of the meeting. Ordinarily, such notice must be received not less than 90, nor more than 120, days before the first anniversary of the prior year’s meeting. For the 2027 Annual Shareholders’ Meeting, the notice would have to be received on or after October 2, 2026, and on or before November 1, 2026. The notice of nomination must include, as to each person whom the shareholder proposes to nominate for election, information required by our Bylaws, including:
•the nominee’s name, age, business and residential address;
•the nominee’s principal occupation for the previous five years;

Energizer Holdings, Inc. 2025 Proxy Statement 67

ADDITIONAL INFORMATION	TABLE OF CONTENTS
•the nominee’s consent to being named as a nominee and to serving on the Board;
•the nominee’s “disclosable interests” as of the date of the notice (which information shall be supplemented by such person, if any, not later than ten days after the record date of the Annual Shareholders’ Meeting to disclose such ownership as of the record date), which includes:
–shares of common stock; options, warrants, convertible securities, stock appreciation rights, or similar rights with respect to our common stock; any proxy, contract, arrangement, understanding, or relationship conveying a right to vote common stock;
–any short interest with respect to common stock;
–any derivative instruments held by a partnership in which the nominee has a partnership interest; and
–rights to any performance-related fee based on any increase or decrease in the value of common stock or any related derivative instrument; and
•a description of all monetary or other material agreements, arrangements or understandings between the nominating shareholder and the nominee during the prior three years.
In addition, the nominating shareholder must provide their name and address and disclosable interests (as such term is described above). The shareholder must be present at the Annual Shareholders’ Meeting at which the nomination is to be considered, and must provide a completed questionnaire regarding the nominee’s background and qualification and compliance with our corporate governance, conflict of interest, and other pertinent policies and guidelines. To assist in the evaluation of shareholder-recommended candidates, the Nominating and Governance Committee may request that the shareholder provide certain additional information required to be disclosed in the Company’s proxy statement under Regulation 14A of the Exchange Act. The shareholder nominating the candidate must also include his or her name and address, and the number of shares of common stock beneficially owned.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Such notice must be postmarked or transmitted electronically no later than December 1, 2026.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Energizer Holdings, Inc. (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, expenses, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results or events to differ materially from those anticipated include, without limitation, the matters implied by, any of these forward-looking statements.
You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 18, 2025, and the Company’s other filings with the SEC: (1) global economic and financial market conditions; (2) competition in our product categories; (3) changes in the retail environment and consumer preferences; (4) loss or impairment of the Company’s reputation or our leading brands or failure of our marketing plans; (5) loss of any of our principal customers; (6) our ability to meet our growth targets depends on successful product, marketing and operations innovation and successful responses to competitive innovation and changing consumer habits; (7) risks related to our international operations, including currency fluctuations; (8) our ability to manage the demand, supply, and operational challenges brought about by any disease

68 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	ADDITIONAL INFORMATION
outbreak; (9) protection of our intellectual property rights; (10) changes in production costs, including raw material prices and transportation costs, from tariffs, inflation or otherwise; (11) reliance on certain significant suppliers; (12) availability of raw materials and our ability to forecast customer demand and manage production capacity; (13) disruption to our and our suppliers’ manufacturing facilities, supply channels or other business operations due to events beyond our control; (14) our future results may be affected by our operational execution, including our ability to achieve cost savings as a result of any current or future restructuring efforts; (15) impairment of our goodwill and indefinite-lived intangible assets; (16) adverse weather conditions during peak selling seasons for certain seasonal products; (17) use of artificial intelligence in our business; (18) the impact of a failure of a key information technology system; (19) risks related to our reliance on information technology; (20) ability to attract, retain and develop key employees; (21) our significant debt obligations; (22) our credit ratings; (23) increased funding and expenses related to our pension plans; (24) inaccurate estimates and assumptions on which our financial projections are based; (25) operating difficulties, dilution and other consequences from strategic transactions, including the inability to successfully consummate favorable transactions or integrate acquired businesses; (26) potential product liability claims, labeling claims, commercial claims, and other legal claims against us; (27) increasing governmental regulations in both the U.S. and abroad; (28) changes in governmental regulations, implementation or guidance could affect our ability to benefit from certain production tax credits; (29) increased focus on sustainability issues; and (30) environmental laws and regulations that may expose us to significant liabilities.
The information contained herein is preliminary and based on Company data available at the time of this filing. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Energizer Holdings, Inc. 2025 Proxy Statement 69

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The Company reports its financial results in accordance with accounting principles generally accepted in the U.S. (GAAP). However, management believes that certain non-GAAP financial measures provide users with additional meaningful comparisons to the corresponding historical or future period, and are used for management incentive compensation. These non-GAAP financial measures exclude items that are not reflective of the Company’s on-going operating performance, such as restructuring and related costs, network transition costs, FY23 & FY24 production credits, acquisition and integration costs, a litigation matter, an impairment of intangible assets, the loss/(gain) on extinguishment of debt, the December 2023 Argentina economic reform and the settlement loss on U.S. pension annuity buyout. In addition, these measures help investors to analyze year over year comparability when excluding currency fluctuations, acquisition activity as well as other company initiatives that are not on-going. We believe these non-GAAP financial measures are an enhancement to assist investors in understanding our business and in performing analysis consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items being adjusted. We provide the following non-GAAP measures and calculations, as well as the corresponding reconciliation to the closest GAAP measure:
•Adjusted Earnings Per Share (EPS) excludes the impact of restructuring and related costs, network transition costs, FY23 & FY24 production credits, acquisition and integration costs, a litigation matter, an impairment of intangible assets, the loss/(gain) on extinguishment of debt, the December 2023 Argentina economic reform and the settlement loss on US pension annuity buyout. Performance Adjusted EPS includes additional adjustments permitted under the long-term performance incentive awards that were granted in November 2022 for Section 45X of the Internal Revenue Code production credits related to prior year activity.
•Adjusted Gross Margin Rate excludes the impact of restructuring and related costs, network transition costs, FY23 & FY24 production credits, and acquisition and integration costs.
•EBITDA is defined as net earnings before income tax provision, interest, the loss on extinguishment/modification of debt, and depreciation and amortization. Adjusted EBITDA further excludes the impact of the costs related to restructuring, network transition costs, FY23 & FY24 production credits, a litigation matter, the December 2023 Argentina Economic Reform, impairment of intangible assets, acquisition and integration costs, and share based payments.
•Adjusted Net sales for incentive compensation plans, Adjusted Gross Margin Rate for incentive compensation plans and Adjusted EBITDA for incentive compensation plans are further adjusted for the favorable or unfavorable impact of currency in the current year compared to planned currency movements, the impact of highly inflationary market’s actual operations compared to what was planned for the year and the impact the APS Acquisition had on the business as it was not included in the plan for the year.

Energizer Holdings, Inc. 2025 Proxy Statement A-1

APPENDIX A	TABLE OF CONTENTS

Adjusted Diluted Earnings Per Share (EPS)	FY23	FY24	FY25	Cumulative
Reported diluted earnings per share	$1.94	$0.52	$3.32	$5.78
Restructuring and related costs	0.64	0.97	0.80	2.41
Network transition costs	—	0.12	0.22	0.34
Acquisition and integration	—	0.08	0.08	0.16
Litigation matter	—	0.14	(0.02)	0.12
FY23 & FY24 production credits	—	—	(1.08)	(1.08)
Impairment of intangible assets	—	1.16	0.07	1.23
Loss/(gain) on extinguishment of debt	(0.02)	0.03	0.13	0.14
December 2023 Argentina Economic Reform	—	0.30	—	0.30
Settlement loss on US pension annuity buy out	0.53	—	—	0.53
Adjusted Diluted EPS	$3.09	$3.32	$3.52	$9.93
Adjustments allowed under the plan				1.08
Performance Adjusted EPS				$11.01

Adjusted Net Sales and Gross Margin Rate ($ in millions)	FY25
Reported Net sales	$2,952.7
APS adjustment	(63.6)
Currency and Highly inflationary market adjustment	19.1
Adjusted Net Sales for incentive compensation plans	$2,908.2
Reported GM as a percentage of Net sales	41.7%
Reported Gross profit	$1,232.7
Restructuring and related costs	33.8
Network transition costs	19.7
Acquisition and integration costs	0.5
FY23 & FY24 Production credits	(78.0)
Adjusted Gross profit	$1,208.7
Adjusted Gross margin rate	40.9%
APS adjustment	0.4%
Currency and Highly inflationary markets adjustment	0.1%
Adjusted Gross Margin Rate for incentive compensation plans	41.4%

A-2 Energizer Holdings, Inc. 2025 Proxy Statement

TABLE OF CONTENTS	APPENDIX A

Adjusted EBITDA ($ in millions)	FY25
Net earnings	$239.0
Income tax provision	45.1
Earnings before income taxes	$284.1
Interest expense	154.3
Loss on extinguishment/modification of debt	12.1
Depreciation & Amortization	126.7
EBITDA	$577.2
Adjustments:
Restructuring and related costs	68.7
Network transition costs	19.7
Acquisition and integration costs	6.2
FY23 & FY24 production credits	(78.0)
Litigation matter	(1.7)
Impairment of intangible assets	5.9
Share-based payments	25.6
Adjusted EBITDA	$623.6
APS adjustment	(4.4)
Currency and Highly inflationary markets adjustment	4.2
Adjusted EBITDA for incentive compensation plans	$623.4

Energizer Holdings, Inc. 2025 Proxy Statement A-3

Energizer Holdings, Inc.
8235 Forsyth Boulevard
Suite 100
St. Louis, MO 63105
314-985-2000
www.energizerholdings.com

Energizer®
Holdings, Inc.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 29, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ENR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 29, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V81491-P40567 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENERGIZER HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors.

Nominees:	For	Against	Abstain
1a. Cynthia J. Brinkley	☐	☐	☐
1b. Rebecca D. Frankiewicz	☐	☐	☐
1c. Kevin J. Hunt	☐	☐	☐
1d. James C. Johnson	☐	☐	☐
1e. Mark S. LaVigne	☐	☐	☐
1f. Patrick J. Moore	☐	☐	☐
1g. Donal L. Mulligan	☐	☐	☐
1h. Nneka L. Rimmer	☐	☐	☐
1i. Delaney Steele	☐	☐	☐
1j. Robert V. Vitale	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2026.	☐	☐	☐
3. Advisory approval of the Company's executive compensation.	☐	☐	☐

NOTE: To act upon such other matters as may properly come before the meeting.

If any such nominee is unable to serve, or for good cause will not serve if elected, shares represented by proxies may be voted for such substitute nominee(s) as designated by the Board of Directors.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ENERGIZER HOLDINGS, INC.

2026 ANNUAL SHAREHOLDERS' MEETING

January 30, 2026

8:00 a.m. Central Time

Virtually at www.virtualshareholdermeeting.com/ENR2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders' Meeting:
The Notice of Annual Shareholders' Meeting and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

V81492-P40567

ENERGIZER HOLDINGS, INC.
Annual Shareholders' Meeting
January 30, 2026 8:00 AM Central Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) M. LaVigne and K. Dugan, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all of the shares of Common Stock of ENERGIZER HOLDINGS, INC., that the shareholder(s) is/are entitled to vote at the Annual Shareholders' Meeting to be held at 8:00 AM, Central Time on January 30, 2026, at www.virtualshareholdermeeting.com/ENR2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are authorized to vote in their discretion upon other business as may properly come before the Annual Shareholders' Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side